As filed with the Securities and Exchange Commission on May 2, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

eFLEETS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	3711	26-2374319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7660 Pebble Drive

Fort Worth, TX 76118

Telephone: (817) 616-3161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Emmons

President and Chief Executive Officer

eFleets Corporation

7660 Pebble Drive

Fort Worth, TX 76118

Telephone: (817) 616-3161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael H. Ference, Esq.	Christopher S. Auguste, Esq.
Thomas Rose, Esq.	Kramer Levin Naftalis & Frankel LLP
David B. Manno, Esq.	1177 Avenue of the Americas
Sichenzia Ross Friedman Ference LLP	New York, NY 10036
61 Broadway, 32nd Floor	Telephone: (212) 715-9100
New York, New York 10006	Fax: (212) 715-8000
Telephone: (212) 930-9700
Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(2)
Common Stock, $0.001 par value per share(2)(3)		$4,600,000	$592.48
Common Stock Purchase Warrants		$7,667	$0.99	(4)
Shares of Common Stock, $0.001 par value per share, underlying Common Stock Purchase Warrants(2)(7)		$2,875,000	$370.30
Representative’s Common Stock Purchase Warrant	$			$(5)
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrant(2)(6)		$250,000	$32.20
Total Registration Fee		$7,732,667	$995.97

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares the underwriters have the option to purchase to cover over-allotments, if any.
(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) under the Securities Act.
(5)	No registration fee required pursuant to Rule 457(g) under the Securities Act.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on an estimated proposed maximum aggregate offering price of $250,000, or 125% of $200,000 (5% of $4,000,000).
(7)	There will be issued warrants to purchase shares of common stock. The warrants are exercisable at a per share price equal to [125%] of the public offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED , 2014

        Shares

Common Stock

Warrants to Purchase         Shares

Common Stock

We are offering                    shares of common stock and warrants to purchase up to an aggregate                     shares of our common stock. The warrants will have a per share exercise price of $ . The warrants are exercisable immediately and will expire five years from the date of issuance.

Our common stock is quoted on the OTCQB under the symbol “EFLT”. On April 28, 2014, the last reported sale price for our common stock on the OTCQB was $3.00 per share. The underwriters intend to file an application with FINRA to have our warrants quoted on the OTCQB.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Per Warrant		Total
Public offering price	$		$		$
Underwriting discount (1)	$		$		$

(1)	Does not include a non-accountable expense allowance equal to 1.00 % of the gross proceeds of this offering payable to Aegis Capital Corp., the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to         additional shares of common stock and warrants to purchase up to         additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants in the offering on or about        , 2014.

Aegis Capital Corp

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eFLEETS
ELECTRIC UTILITY VEHICLES

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock and warrants to purchase shares of common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock or warrants to purchase shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock, the warrants to purchase shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Numbeer, Inc. was incorporated in the State of Nevada on April 7, 2008. Until May 22, 2013, Numbeer was a development-stage company organized to sell a complete beer control system which would maximize the yield from a keg. Numbeer Acquisition, Inc. (“Acquisition”) was incorporated in the State of Nevada on May 8, 2013, as a wholly-owned subsidiary of Numbeer, to facilitate the acquisition of Good Earth Energy Conservation, Inc. or Good Earth.

On May 22, 2013, we acquired Good Earth, a privately-owned Delaware corporation, pursuant to a merger of Acquisition with and into Good Earth, with Good Earth as the surviving entity (the “Merger”).

On January 30, 2014, Numbeer changed its name to eFleets Corporation.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “us,” and “our” refer to eFleets Corporation, after giving effect to the Merger discussed above, unless otherwise stated or the context clearly indicates otherwise.

eFLEETS CORPORATION

Business Overview

We are a Texas based corporation that is focused on the design, development and manufacturing of an all-electric fleet vehicle for the essential services market. Our Firefly® ESV is an all-electric vehicle designed for use in traffic control/parking enforcement, security, small package delivery, military, maintenance, airport services, warehouses, and other comparable utility applications (the “Essential Services Market”). The Firefly® ESV vehicles offers a zero-emission, high performance, low-maintenance and affordable alternative to specifically meet the needs of fleet vehicles in the Essential Services Market.

As of December 31, 2013, we have shipped 26 Firefly® ESV vehicles to a total of eight different cities through our dealers located in Long Beach, California, Seattle, Washington, Minneapolis, Minnesota, Frederick, Maryland, and San Francisco, California. As of December 31, 2013, we had total open sales orders (“sales order backlog”) from our dealers for delivery to various cities, airports, and universities throughout the United States for 33 vehicles, aggregating a total dollar value of $977,729.

Our management has identified the following important trends in the electric utility vehicle industry:

•	Increased cost of gasoline and other fuels.

•	Economic pressures resulting from the global economic downturn – increased demand for reduced prices and lower operating costs

•	Gasoline shortages and high costs of gasoline in some developing countries

•	Increased awareness that vehicles using fossil fuels contribute to pollution and global warming

•	Government regulations in many countries for reduction in greenhouse gases, and incentives for “green solutions” to abate or resolve problems causing degradation of the earth's environment, ecosystem or natural resources

•	United States (federal and state) and European regulations mandating the use of electric and alternative fuel vehicles

•	Increased consumer awareness of security issues resulting from the world’s dependence on fossil fuels, in addition to environmental concerns

•	Technological advances in batteries, sensors and infrastructure
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Needs of the Essential Services Market

Based on data collected from the direct input from fleet managers in several municipalities in California, Washington and New York management believes and anticipates that there is a market demand for a utility electric vehicle that can provide the following capabilities consistently:

•	35 to 45 mph

•	A minimum range of 60 miles range per charge

•	Access from the left or right side of the vehicle via sliding “mini-van” type doors – for tire marking and ticket distribution

•	Short turning radius and maneuverability in tight spaces and for double parking while ticketing parking offenders

•	Low maintenance, high durability construction

•	Electronic vehicle performance monitoring system

•	Ergonomically designed interior for user comfort and ease of operation

•	Customer driven customer service and support function

•	Base pricing of $25,000 to $30,000 per unit

Target Markets in the Essential Services Market

Parking Enforcement (Municipalities and Universities). The initial design of the Firefly® ESV is specific to the parking enforcement (municipalities and universities) application. Other vehicle sizes and configurations (Segway vehicles, automobiles, full-size trucks) have been tested in the various city fleets for this application but have encountered functionality problems and user objections or do not meet low emissions standards that are being requested, as reported by fleet managers.

Port Terminal Operators. The following are the major ports located in the United States:

Boston, MA	San Diego, CA
Newark, NJ/New York, NY	Los Angeles/Long Beach, CA
Charleston, SC	Point Hueneme, CA
Galveston/Corpus Christi, TX	San Francisco, CA
Mobile, AL	Portland, OR
New Orleans, LA	Seattle, WA

Each port is managed by a terminal operator, such as Maersk, Cosco, and Ports of America, that is responsible for the off-loading and loading of containers. Part of the function of these operators is to verify the containers with shipping manifests. These functions are performed by individuals employed by the port authority who drive from the operations center where they are dispatched to the ships. Each employee typically drives a small, gas burning pickup truck such as a Toyota Tacoma, Ford Ranger or Chevy S10 approximately 70 to 100 miles per day in short round trips to and from the ships. An example of one such fleet is the Port of Los Angeles/Long Beach, which is comprised of approximately 700 vehicles of this type, running two shifts per day. Our vehicles can travel more than 90 miles on one full charge and it takes approximately four to six hours for one of vehicles to fully charge.

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Local and Urban Delivery. Worldwide and national logistics and delivery companies such as UPS, FedEx and the United States Postal Service have all identified “green initiatives” as part of their corporate strategies. We have not entered into any agreements with FedEx, USPS or UPS for the purchase of vehicles.

 Our Vehicles

We currently produce one model of the Firefly® ESV, which can be configured with a fully enclosed cargo van or with an enclosed cab, rather than the standard open pickup bed. Additionally, other configurations are available for passenger and utility applications. The primary features of the Firefly® ESV include:

•	Fully electric

o	Zero emissions

o	Low operating and maintenance costs (estimated less than two cents per mile)

o	Lithium iron phosphate battery pack (estimated five year battery life)

•	Maneuverable

o	Three wheels – short turning radius

•	Completely enclosed cab, ergonomically designed for efficiency and comfort

o	LinearGlide extra-wide doors

o	Single or dual seats

•	Speed: 45 MPH

o	Range 60 + miles per charge – standard model

o	Range 90+ miles per charge – ER model

•	Low cost to purchase

o	$25,000 to $30,000 for vehicle with a standard three year manufacturer’s warranty and an option to purchase a two year extended maintenance agreement priced at $5,250

Marketing Strategy

We intend to assemble and market fully electric vehicles for the Essential Services Market in the United States for municipalities, universities/colleges, airports/ports and businesses, starting with a vehicle designed for traffic control and parking enforcement, as well as security patrol with lower operating costs as compared to the operating costs of the vehicles currently in their fleets. Management’s estimate of the United States’ Essential Services Market size is 20,000 vehicles annually, or a $600 million annual market, based on input from various cities/airports/ports/colleges/universities regarding the size of their fleets and annual replacement rates. There can be no assurance that we will be able to sell any specified volumes of electric vehicles.

•	Phase I implementation – Initiate sales program through on-site vehicle demonstrations. The annualized cost for Phase I implementation is approximately $200,000. This phase was implemented in the fourth quarter 2012 and continues today. Based on our experience in the market, the on-site demonstration sales method has been identified as the best method of introducing our product to prospective customers and has become a standard part of the sales process.

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•

Phase II implementation – Sales program to be implemented in 2015. Assemble and sell the Firefly® ESV with different configurations, such as a fully enclosed three-wheel or four-wheel van, for other fleet applications in the United States, such as urban delivery and transport of goods around ports or college campuses. The three-wheel van configuration will be introduced in the third quarter of 2014 with an expected development cost of $100,000. The expected development costs along with marketing costs associated with a new four-wheel model will be approximately $450,000. The anticipated timeline for development is as follows

o	Second quarter 2014 – develop scope of work for design

o	Third quarter 2014 – implement/complete engineering designs/drawings along with design review

o	Fourth quarter 2014 – complete a prototype, complete testing process, integrate into production

o	First quarter 2015 – launch sales/marketing program for the new four wheel vehicle

The implementation of Phase II is contingent on our successfully raising additional working capital sufficient to fund this project. We estimate we will need a minimum of $3,000,000 in new capital in order to begin implementation of this project.

All sales and marketing plans are based on our ability to raise additional capital and successfully deploy that capital to achieve the desired results for maximum profitability.

Sales and Marketing Plan. The Firefly® ESV launched its initial sales efforts on the west coast and will sell its vehicles exclusively through a network of dealers throughout the United States. In conjunction with the launch, we added a small number of hand-picked dealers in each territory to maximize coverage, to provide customer and technical support and to open additional markets. Dealers are chosen based on experience, current product offering, technical resources, type of customers served and current customer satisfaction.

Competition

Our product competes with gasoline-powered vehicles such as the GO-4 Interceptor parking enforcement vehicle used by many parking enforcement departments throughout the United States, as well as passenger cars and trucks such as the Toyota RAV4, Smart Car, Honda CRV, and other alternative fuel (natural gas, electric vehicle conversions, hybrid vehicles, and other electric powered vehicles), all vehicles that are mass produced and have a general application at a lower acquisition cost to the customer. Our competitors may promote vehicles which are more readily accepted by customers. The FireFly® ESV was developed through a collaboration with users in the form of one-on-one data gathering meetings with fleet managers and actual parking enforcement drivers in various cities such as Santa Monica, California, San Francisco, California, New York, New York and Seattle, Washington, which resulted in our current vehicle design. This approach produced a vehicle that was designed specifically for the targeted Essential Services Market, with the required utility function as stated to us by the prospective users.

Manufacturing/Logistics

The FireFly® ESV has been designed and developed entirely by our engineers. Our business plan is to design and develop all vehicles internally, with the manufacture of parts performed by outside vendors per our drawings and specifications. We maintain a small group of technicians that support the engineering staff by fabricating small parts and mockups of new designs.

We initiated production of vehicles in May 2012, assembling a small quantity of vehicles per month for delivery to the early adopters of the FireFly® ESV and selected dealers on the west coast in order to support the sales efforts. Our engineers design all sub-assembly parts that are manufactured by outside vendors and provide manufacturing drawings to outside vendors in order to request a quote (“RFQ”) from those vendors. The RFQ requires the quote to include the total cost to deliver the part completed and ready for assembly. Upon completion by the outside manufacturer the sub-assembly parts are shipped to our facility for final assembly into the Firefly® ESV by our technicians and assembly workers. These outside vendors, at their expense, procure the raw materials (steel and aluminum sheets/tubing) and provide all necessary facilities and labor to manufacture the sub-assembly parts. Multiple sources are available throughout the United States for raw materials to produce the parts needed to assemble our vehicle. At the present time we do not have agreements in place with any suppliers. All such parts are ordered on an as-needed basis through purchase orders.

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Research and Product Development

The general focus of our research and development team is the design and development of electric utility vehicles. The main efforts were completed between January 2009 and December 2011. We incurred costs in the form of salaries and wages for engineers and technicians as well as costs in connection with the purchase of prototype parts and/or fabrication of raw materials into prototype parts to be used in the production of a prototype vehicle, with total estimated development costs of approximately $3,000,000. We will continue to have a certain level of research and product development efforts to enhance our existing vehicles, design new vehicles, and develop solutions for customer applications. We believe that our ability to respond to current and perceived future customer demands differentiates us from many of our competitors, as we rapidly introduce new vehicles to address market needs. We intend to expand our research and development team as we believe that increased spending in this area will be necessary to successfully develop vehicles that will have value in the Essential Services Market.

Our Risks and Challenges

We are a development stage company and have generated minimal revenues to date. Since our inception, we have incurred substantial losses. Our business and our ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock and warrants. In particular, you should carefully consider the following risks, which are discussed more fully in “Risk Factors” beginning on page10 of this prospectus.

•	Our audited financial statements contain a going concern opinion. Our ability to continue as a going concern will be dependent on our raising additional capital and the success of our business plan.

•	We will need to raise additional capital.

•	If we fail to meet our payments or other obligations under our secured indebtedness, the lenders under such indebtedness could foreclose on, and acquire control of, substantially all of our assets.

•	We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

•	If our vehicles do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

•	If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

•	Downturns in general economic and market conditions could materially and adversely affect our business.

•	If critical manufacturing components become unavailable or our vendors delay their production, our business will be negatively impacted.

•	Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

•	If our vendor manufacturers fail to meet our requirements for quality, quantity, price and timeliness, our business growth could be harmed.

•	Our vehicles could contain defects or they may be installed or operated incorrectly, which could reduce sales of those vehicles or result in claims against us.

•	Our success depends, in part, on establishing and maintaining good relationships with our network of dealers.

•	Our liability insurance may not be adequate in a catastrophic situation.

•	If we are unable to recruit and retain qualified personnel, our business could be harmed.

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•	There may not be an active, liquid trading market for our common stock and warrants.

•	The market for our common stock may be limited, because our common stock is subject to “penny stock” rules.

•	There is no recent trading activity in our common stock and there is no assurance that an active market will develop in the future.

•	The warrants are speculative in nature.

•	There has not been a trading market for our warrants and there is no assurance that an active market will develop in the future.

•	By virtue of being a public company, we are subject to certain regulations and expenses.

•	Our Chief Technology Officer also serves as President and Chief Executive Officer of another company.

•	Our management has identified internal control deficiencies, which our management believes constitute material weaknesses.

•	We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the market price of our common stock.

•	Large amounts of our common stock will be eligible for resale under Rule 144.

•	Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

•	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

Corporate Information

Our principal executive offices are located at 7660 Pebble Drive, Fort Worth, Texas 76118. Our telephone number is (817) 616-3161. Our website address is www.fireflyesv.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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The Offering

Securities Offered by Us

          shares of common stock (           shares if the underwriters exercise their over-allotment option in full) and warrants to purchase up to an aggregate of            shares of common stock (warrants to purchase up to an aggregate of            shares of common stock if the underwriters exercise their over-allotment option in full).

Common Stock to be Outstanding after this Offering	shares ( if the warrants are exercised in full). If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ( if the warrants are exercised in full).
Description of Warrants	The warrants will have a per share exercise price equal to $ [ % of the public offering price of the common stock and warrants]. The warrants are exercisable immediately and expire five years from the date of issuance.
Use of Proceeds

We expect to use the net proceeds received from this offering to fund purchases of inventory and capital equipment and for other working capital and general corporate purposes. See “Use of Proceeds” on page 16.

Risk Factors	See “Risk Factors” beginning on page10 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.
OTCQB Symbol for our Common Stock	EFLT
Proposed Symbol for Warrants	The underwriters intend to file an application with FINRA to have our warrants quoted on the OTCQB.

Unless we indicate otherwise, all information in this prospectus:

•	is based on 8,569,508 shares of common stock issued and outstanding as of April 12, 2014;

•	assumes no exercise by the underwriters of their option to purchase up to an additional shares of common stock to cover over-allotments, if any;

•	excludes 3,754,800 shares of our common stock issuable upon exercise of outstanding stock options under our stock incentive plans at a weighted average exercise price of $0.96 per share as of April 12, 2014;

•	excludes 5,072,245 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.45 per share as of April 12, 2014;

•

excludes 3,103,020 shares of common stock issuable upon conversion of approximately $4,205,000 aggregate principal amount of convertible notes at an approximate weighted average exercise price of $1.54 as of April 12, 2014;

•	excludes shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering; and

•	excludes shares of common stock underlying the warrants to be issued to investors in connection with the offering.

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Summary Financial Data

The following table sets forth our summary statement of operations data for the years ended December 31, 2013 and 2012, derived from our audited financial statements and related notes included elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The results indicated below are not necessarily indicative of our future performance. You should read this information together with the sections entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

eFLEETS Corporation

(A Development Stage Enterprise)

Summary Financial Data

	For the Year Ended December 31	For the Year Ended December 31	For the Period from Inception (January 30, 2006) through December 31
	2013	2012	2013
Statement of Operations:

Revenues earned during the development stage	$348,494	$325,268	673,762
Cost of Sales	978,607	945,407	1,924,014
Gross profit/(loss)	(630,113)	(620,139)	(1,250,252)

Total operating expenses	2,843,104	2,766,280	13,764,476

Loss from Operations	(3,473,217)	(3,386,419)	(15,014,728)

Total Other Income and expense	(357,009)	(242,504)	1,869,006

Net loss accumulated during the development stage	$(3,830,226)	$(3,628,923)	$(13,145,722)

Net loss per common share:	$(0.30)	$(0.22)	$(0.96)

Weighted average common shares outstanding	12,776,260	16,218,876	13,712,546

Balance Sheet data:
Total current assets	$99,560	$364,377
Total assets	276,572	551,506
Total liabilities	5,951,049	3,840,922
Total stockholders'equity (deficit)	(5,674,477)	(3,289,416)

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RISK FACTORS

Any investment in our common stock and warrants involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock and warrants. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to our Business

Our audited financial statements contain a going concern opinion. Our ability to continue as a going concern will be dependent on our raising additional capital and the success of our business plan.

Our financial statements contain a “going concern” opinion by our auditors. Based on our recurring losses from operations, negative cash flows from operating activities, and a working capital deficit and total stockholders’ deficit at December 31, 2013, our auditor’s opinion expresses substantial doubt about our ability to continue as a going concern.

A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We will need to raise additional capital.

We expect to be able to fund our 2014 operating budget partially with operating cash flows and debt and/or equity financings. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means. If we are not successful in raising additional capital, our resources may be insufficient to fund our operations in 2014 or thereafter. If we receive at least $3,000,000 from this offering we estimate that we will be able to fund our operations for the next 12 months.

Any financing, if available, may include restrictive covenants and provisions that could limit our ability to take certain actions, preference provisions for the investors, and/or discounts, warrants or other incentives. Any financing will involve issuance of equity and/or debt, and such issuances will be dilutive to existing shareholders. There can be no assurance that we will be able to complete any of the financings, or that the terms for such financings will be attractive. If we are unable to obtain additional funds on a timely basis or on acceptable terms, we may be required to curtail or cease some or all of our operations at any time.

If we fail to meet our payments or other obligations under our secured indebtedness, the lenders under such indebtedness could foreclose on, and acquire control of, substantially all of our assets.

Indebtedness under our financing agreements with Zeus Corp. and Fort Worth EV Investors L.L.C. are secured by a first priority security interest in substantially all of our intellectual property and fixed assets, in the case of the agreement with Zeus Corp. (in the amount of $750,000), and all of our inventory and accounts receivable, in the case of the agreement with Fort Worth EV Investors L.L.C. (in the amount of $1,750,000). There can be no assurance that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under our credit facilities in an amount sufficient to enable us to make payments with respect to our indebtedness or to fund our other liquidity needs. If this were the case, we might need to refinance all or a portion of our indebtedness on or before maturity, sell assets, reduce or delay capital expenditures, or seek additional equity financing. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all, in which case we could be required to forfeit all of our intellectual property, fixed assets, inventory, and accounts receivable.

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We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

Good Earth was incorporated in 2007, and was initially funded by our founders and officers and unrelated accredited investors. Therefore, there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated operating losses since we began operations, including $3,830,226 for the year ended December 31, 2013, and $3,628,923 for the year ended of 2012, and as of December 31, 2013, we had an accumulated (from inception) deficit of $13,145,722. No assurance can be given that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition, and results of operations. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;

•	demand for our vehicles;

•	the performance level of our competition;

•	our ability to attract and maintain key management and employees; and

•	the performance of our parts vendors and dealer network.

If our vehicles do not gain expected market acceptance, prospects for our sales revenue and profit may be affected.

To date we have received a very limited number of sales orders for our Firefly® ESV utility vehicles (65 vehicles through December 31, 2013). The electric vehicle industry has a somewhat negative image due to “range anxiety or a perceived limitation on the travel distance that can be achieved in an electric vehicle, and thus our vehicles may be slow to gain acceptance in the market. Potential customers for our vehicles may therefore be reluctant to adopt our vehicles as an alternative to traditional internal combustion engine vehicles. Obstacles to widespread adoption of our vehicles also include inability to achieve market penetration due to the required range of our prospective customers’ routes and daily driving habits.

If we are not able to compete effectively with other competitors, our prospects for future growth will be jeopardized.

There is significant competition in the utility vehicle industry with more established companies. We are competing with gasoline-powered vehicles (passenger cars and trucks), hybrids and other alternative fuel vehicles (natural gas, electric vehicle conversions, and other electric powered vehicles) that are mass produced and have a general application at a lower acquisition cost to the customer. Our competitors may promote vehicles which are more readily accepted by customers and we may be required to reduce the prices of our vehicles in order to remain competitive.

Downturns in general economic and market conditions could materially and adversely affect our business.

A significant amount of vehicle purchases are related to the budgets of, and purchases by, cities and municipalities. The budgets of these cities and municipalities are subject to the fluctuations of their local economy as well as of the national economy. A reduction in budgets and expenditures by cities/airports/ports/colleges/universities would likely cause a reduction in the demand for our vehicles.

If critical manufacturing components become unavailable or our vendors delay their production, our business will be negatively impacted.

Stability of manufacturing components supply is crucial to our manufacturing process. As some critical parts and components are supplied by certain third-party manufacturers, we may be unable to acquire necessary amounts of key components at competitive prices. Although we believe that multiple sources for our manufacturing components are available and we could find an alternative supplier if needed, the loss of all or one of these suppliers or delays in obtaining shipments could have an adverse effect on our operations until an alternative supplier could be found, if one may be located at all. This may cause us to delay shipments and lose sales.

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Changes in laws, regulations and policies that affect our business could adversely affect our financial results.

Our business is subject to numerous laws, regulations and policies. Changes in laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, our business, including changes in the scope of regulation by state and federal regulatory agencies, in particular the United States Department of Transportation, accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result, could adversely affect our financial results.

If our vendor manufacturers fail to meet our requirements for quality, quantity, price and timeliness, our business growth could be harmed.

We design and outsource our sub-assembly parts to other manufacturers, which are completed and subsequently shipped to our facility for final assembly into the Firefly® ESV by our technicians and assembly workers. These manufacturers procure the raw materials (steel and aluminum sheets/tubing) and provide all necessary facilities and labor to manufacture the sub-assembly parts. At the present time we do not have agreements in place with any suppliers. All of our parts are ordered on an as-needed basis through purchase orders. If these companies terminate our purchase orders without adequate notice, or if they fail to provide the required capacity and quality of sub-assembly parts on a timely basis, our ability to timely assemble and deliver our vehicles to our customers could be compromised.

Our vehicles could contain defects or they may be installed or operated incorrectly, which could reduce sales of those vehicles or result in claims against us.

Although we have quality assurance practices to ensure good product quality, defects still may be found in our vehicles. Our customers could lose confidence in our vehicles and in us if they unexpectedly use defective vehicles or use our vehicles improperly. This could result in loss of revenue, loss of profit margin, and loss of market share. Moreover, because our vehicles are employed in the utility vehicle industry, if one of our vehicles is a cause, or perceived to be the cause, of injury or death to a user, we would likely be subject to a claim. If we were found responsible it could cause us to incur liability which could interrupt or even cause us to terminate some or all of our operations. A product could be found to have a material defect causing a recall of that vehicle which as a result could negatively impact our operations, financial condition, and ultimately our continued operations.

Our success depends, in part, on establishing and maintaining good relationships with our network of dealers.

Our success depends, in part, on our establishing and maintaining satisfactory relationships with our distribution channels or our dealers. We currently have written agreements with eight dealers that distribute our vehicles in Washington, Oregon, Montana, Alaska, southern and northern California, Arizona, Minnesota, Missouri, Illinois, Indiana, Iowa, Ohio, New York, New Jersey, Maryland, Virginia, Washington, DC, Pennsylvania, South Carolina, and North Carolina. If we were unable to establish and maintain an adequate dealer network or, once established, if our dealer network were to be eliminated abruptly or disrupted, it could affect our ability to respond quickly to customers’ needs, resulting in various adverse consequences to us, including loss of sales, reduced cash flow, and/or a shutdown of our operations. In addition, as an authorized dealer of our vehicles, the dealer could, through poor performance on such dealer’s part, damage us and our vehicles’ reputation in the marketplace resulting in a loss of sales and cash flow which could adversely affect our business operations.

Our liability insurance may not be adequate in a catastrophic situation.

We currently maintain property damage insurance in the amount of approximately $300,000, covering our inventory at our distribution center in Fort Worth, Texas. We also maintain liability insurance in the aggregate amount of up to $2,000,000, vehicle liability insurance of up to $1,000,000 and business interruption of up to $1,000,000.  Material damage to, or the loss of, our facilities or equipment due to fire, severe weather, flood or other catastrophe, even if insured against, could result in a significant loss to us.

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If we are unable to recruit and retain qualified personnel, our business could be harmed.

Our growth and success highly depend on qualified personnel. Competition in the industry could cause us difficultly in recruiting or retaining a sufficient number of qualified technical personnel, which could harm our ability to develop new vehicles and execute our business plan. If we are unable to attract and retain necessary key talents, it would harm our ability to develop competitive vehicles and retain good customers and could adversely affect our business and operating results.

 Risks Related to our Common Stock, the Warrants and this Offering

There may not be an active, liquid trading market for our common stock and warrants.

Our common stock is currently quoted on the OTCQB, which is generally recognized as being a less active market than other markets such as NASDAQ. In addition, there is no established trading market for the warrants being offered in this offering. The pool of potential investors who may buy and sell on the OTCQB is limited. Many institutional investors have policies which preclude them from doing so. You may not be able to sell your shares at the time desired or at the price desired. There may be significant consequences associated with our stock trading on the OTCQB rather than a national exchange. The effects of not being able to list our securities on a national exchange include:

•	limited dissemination of the market price of our securities;

•	limited news coverage;

•	limited interest by investors in our securities;

•	volatility of our stock price due to low trading volume;

•	increased difficulty in selling our securities in certain states due to “blue sky” restrictions; and

•	limited ability to issue additional securities or to secure additional financing.

 The market for our common stock may be limited because our common stock is subject to “penny stock” rules.

Our common stock is subject to the SEC’s “penny stock” rules. As a result, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected. Under the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our common stock may be adversely affected. As a result, the market price of our common stock may be depressed and stockholders may find it more difficult to sell our common stock.

There is no recent trading activity in our common stock and there is no assurance that an active market will develop in the future.

There is no recent trading activity in our common stock. Further, although our common stock is currently quoted on the OTCQB, trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. There can be no assurance that a more active market for our common stock will develop or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

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The warrants are speculative in nature.

The warrants do not confer any rights of common stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $        per share (        % of the public offering price of the common stock and warrants), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Price adjustment provisions in the warrants being sold in this offering may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to investors in this offering.

The warrants offered hereby provide that the exercise price will adjust to the lowest price per share at which additional shares (with certain exceptions) are issued or deemed to be issued (a “full-ratchet” adjustment). Because these price adjustment provisions will have the effect of lowering the price at which shares of our common stock are issued upon exercise of the warrants, if we are unable to raise additional capital at an effective price per share that is higher than the exercise price of these warrants, these provisions may make it more difficult and more expensive to raise capital in the future. In addition, a reduction in the exercise price of our warrants may result in additional dilution in the per share net tangible book value of the common stock you purchase in this offering to the extent that the adjusted exercise price of the warrants is less than the public offering price per share of the common stock being offered hereby.

The warrants contain anti-dilution protection.

The warrants being sold in this offering contain full-ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants (with certain exceptions) and may make it more difficult and expensive for us to raise additional capital at prevailing market terms in the future.

There has not been a trading market for our warrants and there is no assurance that an active market will develop in the future.

There is no trading market for our warrants and there may never be one. The lack of an active market may impair your ability to sell your warrants at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market for the warrants may also reduce the fair market value of your warrants.

By virtue of being a public company, we are subject to certain regulations and expenses.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. The annual costs for these services are estimated to be approximately $150,000. Failure by us to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

Our Chief Technology Officer also serves as President and Chief Executive Officer of another company.

Mr. Greg Horne, our Chief Technical Officer, Assistant Secretary and a member of our board currently serves as President and Chief Executive Officer of Advanced Microcontrols, Inc., which provides engineering services to the elevator industry. Management anticipates that Mr. Horne will contribute on average 50 hours per week which represents approximately 80% of his time to our business, and our management does not believe this relationship creates any conflicts of interest.

Our management has identified internal control deficiencies, which our management believes constitute material weaknesses.

In connection with the preparation of our financial statements for the quarter ended December 31, 2013, our management has identified certain internal control deficiencies that, in the aggregate, represent material weaknesses, including:

•	lack of a formal audit committee with a financial expert;

•	lack of oversight and review of financial reporting; and

•	lack of segregation of duties due to the small number of employees involved with general administrative and financial matters.

Our failure to successfully complete the remedies of the existing weaknesses could lead to heightened risk for financial reporting mistakes and irregularities, and/or lead to a loss of public confidence in our internal controls that could have a negative effect on the market price of our common stock.

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We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the market price of our common stock.

We have not paid any cash dividends on our common stock to date in our history, and we do not intend to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Also, any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of our common stock. Such increases in the trading price of our common stock may not occur.

Large amounts of our common stock will be eligible for resale under Rule 144.

As of April 12, 2014, 7,971,522 of the 8,569,508 issued and outstanding shares of our common stock are restricted securities as defined under Rule 144 of the Securities Act and under certain circumstances may be resold without registration pursuant to Rule 144 or otherwise. In general, under Rule 144, an affiliate (as such term is defined in Rule 144(a)(1)) of ours who has satisfied a six month holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the 1% of the then outstanding shares of common stock. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate, of ours and who has satisfied a one year holding period. Any substantial sale of our common stock pursuant to Rule 144 may have an adverse effect on the market price of our shares.

Our management will have broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree or which do not produce beneficial results.

We currently intend to use the net proceeds from this offering to fund the purchase of inventory, capital equipment, working capital and general corporate purposes. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future as we do further financings and transactions.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to       of common stock and warrants to purchase up to an aggregate         shares of common stock offered in this offering at an assumed public offering price of $        per share, and after deducting the underwriter’s discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $        per share. In addition, in the past, we issued options and warrants to acquire shares of common stock. To the extent these options or warrants are ultimately exercised, you will sustain further future dilution.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains “forward-looking statements”. The forward-looking statements are only predictions and provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should” or, in each case, their negative, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on current views with respect to future events and financial performance. Actual results may differ materially from those projected in the forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties, and cautionary statements regarding our business and these forward-looking statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock and warrants offered pursuant to this prospectus will be approximately $       , or approximately $        if the underwriters exercise in full their option to purchase         additional shares and         additional warrants, based upon an assumed public offering price of $        per share, after deducting the underwriting discount and the estimated offering expenses that are payable by us.

A $[1.00] increase (decrease) in the assumed public offering price of $        per share would increase (decrease) the net proceeds to us from this offering by approximately $       , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds received to purchase capital equipment, to fund the purchase of inventory and for working capital and general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

PRICE RANGE OF COMMON STOCK

Our common stock is quoted on the OTCQB under the symbol EFLT. There has been minimal reported trading to date in our common stock. The table below sets forth the high and low prices for our common stock from July 17, 2013 when our common stock was first quoted on the OTCQB through the second quarter of 2014 as of April 15, 2014. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions.

	High	Low

July 17, 2013	$3.00	$3.00
Third Quarter	$3.10	$2.97
Fourth Quarter	$3.00	$2.90
First Quarter	$3.00	$3.00
Second Quarter (through April 15, 2014)	$3.00	$3.00

The closing price of our common stock on the OTCQB on April 28, 2014 was $3.00 per share. As of April 28, 2014, we had 58 stockholders of record of our common stock.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings, if any, to fund the ongoing development and growth of our business. We do not currently anticipate paying any cash dividends in the foreseeable future.

DILUTION

If you invest in our securities, your interest will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after giving effect to this offering.

Our pro forma net tangible book value as of December 31, 2013 was approximately $        or $        per share of common stock, based upon shares outstanding after giving effect to issuances of our securities from December 31, 2013 through and immediately prior to the date of this offering. After giving effect to the sale of the shares and warrants in this offering at the assumed public offering price of $        per share and after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2013 would have been approximately $        million or $        per share. This represents an immediate increase in pro forma net tangible book value of approximately $        per share to our existing stockholders, and an immediate dilution of $        per share to investors purchasing shares in the offering.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

The following table illustrates the per share dilution to investors purchasing shares in the offering:

Assumed public offering price per share		$
Pro forma net tangible book value per share as of December 31, 2013	$
Increase in net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after this offering		$
Amount of dilution in net tangible book value per share to new investors in this offering		$

The information above assumes that the underwriters do not exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $        per share, representing an immediate increase to existing stockholders of $        per share and an immediate dilution of $        per share to new investors. If any shares are issued upon exercise of outstanding options or warrants, new investors will experience further dilution.

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CAPITALIZATION

The following table sets forth our capitalization, as of December 31, 2013:

•	on an actual basis;
•	on a pro forma basis to give effect to the issuance of our securities from through and immediately prior to the date of this prospectus; and
•

on a pro forma, as adjusted basis to give effect to (i) the issuance of our securities from December 31, 2013 through and immediately prior to the date of this prospectus, and (ii) the sale of the shares and warrants in this offering at the assumed public offering price of $       per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

You should consider this table in conjunction with our financial statements and the notes to those financial statements included elsewhere in this prospectus.

	As of December 31, 2013, except share data
	Actual	Pro forma	Pro forma, as adjusted
Stockholders’ equity (deficiency):
Common stock, $0.001 par value, 75,000,000 shares authorized, 8,437,059 shares issued and outstanding, actual; and shares issued and outstanding, pro forma and pro forma, as adjusted, respectively.	$8,437	$	$
Additional paid-in capital	7,462,808
Deficit accumulated during the development stage	(13,145,722)
Cumulative translation adjustment
Total stockholders’ equity (deficiency)	$(5,674,477)

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

 AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Effective May 22, 2013, Numbeer Acquisition, Inc., our wholly-owned subsidiary, merged with and into Good Earth Energy Conservation, Inc., with Good Earth as the surviving entity (the “Merger”). We were a development-stage company organized to sell a complete beer control system designed to maximize yield from beer kegs.  As a result of the Merger, we have adopted the business plan and operations of Good Earth and now we design, develop, and manufacture a zero emission three-wheeled all-electric utility vehicle, the FireFly® ESV, for use in the parking enforcement (municipalities and universities), traffic control, security patrol, airport and port terminal operations, small package delivery and other comparable utility markets. As part of the Merger, we changed our fiscal year end to December 31. On January 30, 2014, we changed our name to eFleets Corporation.

For financial accounting purposes, the acquisition was a reverse acquisition of us by Good Earth, under the purchase method of accounting, and was treated as a recapitalization with Good Earth as the acquirer. Upon consummation of the Merger, we adopted the business plan and operations of Good Earth. Our financial statements before the Merger will be replaced with the historical financial information of Good Earth before the Merger in all future filings with the SEC.

We principally generate revenue from selling our vehicles to fleets of cities, airports and universities/colleges. We have delivered and/or sold our vehicles to the fleets of the cities of Seattle and Vancouver, Washington; Santa Monica, Berkeley, and San Rafael, California; Clayton Missouri; Chattanooga, Tennessee; and several other cities around the United States; to the Northern Virginia Community College system; and to the San Francisco International Airport. We have performed demonstrations of the FireFly® ESV for the authorities of the Port of Long Beach and Lowe’s Home Centers distribution centers, which we have identified as a potential source of future revenue.

We have received sales orders for a total of 65 FireFly® ESVs through December 31, 2013 which represents total order value received of $1,748,568.  The sales orders representing the 65 vehicles are spread across several market segments as shown below and were all sold at the MSRP plus additional options:

•	Parking enforcement – 53 units
•	Airport Security/Patrol – 4 units
•	Universities/Colleges – 8 units

Results of Operations —Years Ended December 31, 2013 and 2012

We have generated revenue of $673,762 from our operations from inception through December 31, 2013.As of the end of the fiscal year, December 31, 2013 we had zero cash on hand. We incurred operating expenses in the amount of $2,843,104 for the years ended December 31, 2013 and $2,766,280 for the year ended December 31, 2012. From inception to December 31, 2013, total operating expenses were $13,764,476. The operating expenses consist primarily of consulting expenses, salaries and wages, and professional fees as well as stock based compensation and research and development expenses.

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Sales

Net sales for the year ended December 31, 2013 and December 31, 2012 were $348,494 and $325,268 respectively. Net sales from inception through December 31, 2013 were $673,762.

Cost of Sales

Cost of sales for the year ended December 31, 2013 and 2012 was $978,607 and $945,407, respectively. Inception to date cost of sales is $1,924,014.These costs include the cost of materials, direct labor, and associated overhead costs. The year to year comparison shows consistent operations as the quantity of vehicles shipped for 2013 and 2012 were identical. This initial production has been on a “build to order” basis rather than a “build to stock” basis, the latter method being required for production to achieve gross margin targets of 45% to 48% of sales. We have been forced to operate on the “build to order” basis due to our consistent lack of working capital. Upon implementation of this method of production, the utilization of assembly labor can be maximized along with the acquisition of parts and sub-assembly parts resulting in a much lower cost per vehicle, thus realizing our target gross margins.

Gross /(Loss)

The gross loss for the year ended December 31, 2013 and 2012 was ($630,113) and $(620,139), respectively with inception to December 31, 2013 gross loss of $1,250,252. The gross loss for 2013 and 2012 was a result of two major factors, production operated in a “build to order” basis which incurs a higher rate of direct labor cost per unit as well as the purchase of raw material parts and sub-assembly parts on a limited quantity basis without any benefit of volume purchase discounts. As noted above, we currently purchase inventory on a build to order basis thus incurring a much higher cost per unit as compared to purchasing on a volume discount basis.

Selling, General and Administrative Expenses (Operating Expenses)

Operating expenses are engineering, selling, and general/administrative in nature and are principally salary and payroll associated expenses, travel, legal & professional fees and expenses, and advertising. Operating expenses for the year ended December 31, 2013 were $2,843,104 compared to $2,766,280 for the year ended December 31, 2012 . The inception to date operating expenses were $13,764,476. While overall selling, general and administrative expenses were relatively the same for 2013 as compared to 2012, four accounts had large variances from year to year described as follows:

	2013	2012
Stock based compensation expense	$476,325	$28,773
Professional fees	$298,520	$209,858
Research & development	$131,861	$240,829
Consulting	$89,084	$391,649

The stock based compensation expense is related to warrants issued to several employees for the year related to the deferral of salaries to future periods. Professional fees increased from 2012 to 2013 as a result of increased legal fees related to being a public company. Research and development expenses decreased in 2013 in the amount of $108,968 for the same period in 2012 due to reduced amount of activity for prototyping activity as our engineering group completed its research and development effort for the vehicle in early 2012. The expenses incurred in 2013 were related to the development of new features and enhancements for the vehicle which is now a normal year to year activity. In 2012, we incurred a small amount of consulting costs which are shown in the financial statements as a part of compensation costs, which due to budget constraints were reduced overall in 2013, which resulted in the large decrease. The remainder of the small variance was spread among various operating accounts and were insignificant on an account by account basis.

Loss from Operations

Loss from operations was ($3,473,217) for the year ended December 31, 2013, compared to ($3,386,419) for the same year of 2012. The primary changes in 2013 as compared to the same period in 2012 was an increase of the stock compensation expense of $447,552 and a decrease in consulting expense by $302,565 and the decrease related to research and development expenses in the amount of $108,968, resulting in a slight increase in total operating loss of 2% as compared to the 2012 total. The inception to date loss from operations is ($15,014,728).

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Other Income (expense)

Interest expense incurred for the year ended December 31, 2013 was $351,428 as compared to $243,045 for the year ended December 31, 2012. The interest expense increase of $108,383 was a result of the increase in convertible notes payable incurred during 2013 as well as the amortization of the accreted interest. The interest expense incurred from inception to December 31, 2013 was $917,271.

Net Loss

Net loss for the year ended December 31, 2013 was ($3,830,226) as compared to ($3,628,923) for the year ended December 31, 2012. The changes were due to increased stock compensation costs, interest expense, and professional fees, cost of sales offset by reductions in consulting expenses. The inception to December 31, 2013 net loss incurred is ($13,145,722).

Liquidity and Capital Resources

Our current cash of zero will not satisfy our liquidity requirements and we will require additional financing to pursue our planned business activities. We are in the process of seeking equity financing to fund our operations over the next twelve months; however there cannot be any assurance that we will be able to raise any capital.

We have funded our past operations through the private placement of debt and equity securities with outside investors. The funds have been exclusively used to complete the development of our vehicle, to introduce our vehicle to the market through our sales and marketing efforts of the Company, and deliver a production vehicle to the market.

For the year ended December 31, 2013 and December 31, 2012, we used cash of $2,026,296 and $3,548,229, respectively, for operations and used $8,955,311 from inception to December 31, 2013. Such cash used and accumulated losses have resulted primarily from costs related to personnel, consulting and professional fees For the year ended December 31, 2013, the net cash provided by financing activities was $1,899,590 primarily from the sale of our common stock and receipts of cash from the proceeds of new short term notes payable and convertible notes.

We estimate that $3,000,000 is needed over the next 12 months to fund our operations including the servicing of $3,425,000 of convertible debt, funding the marketing plan, and paying our general obligations such as accounts payable. We paid quarterly interest payments, which totaled $98,880, through December 31, 2012 on $1,750,000 in original principal amount of secured convertible promissory notes due March 31, 2017. Effective March 31, 2013, the holders of those notes consented to extend the date on which quarterly interest payments re-commence to January 1, 2014 and subsequently to October 1, 2014. The accrued interest due on these convertible notes was $141,944 as of December 31, 2013. No principal payments have been applied on any of the convertible notes as of December 31, 2013.

Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations. The potential sources of this additional capital are high net worth individuals, private equity funds, venture capital firms, hedge funds, and other fund management companies that invest in companies such as ours. We have targeted our efforts to several firms which have a large clientele of high net worth individuals as well as fund managers who have monies of their own to invest and have a stated focus on small public companies like us. There can be no assurance that we will be successful in raising additional capital from these sources. As a contingency, on August 1, 2013, we entered into a factoring agreement with Catalyst Finance, L.P. pursuant to which the Company will sell certain accounts receivable and related rights to Catalyst. There are risks that our plans for raising the needed capital will not be successful, which could adversely affect our ongoing business.

We will need to raise additional capital in the immediate future in order to provide adequate operating capital to carry our operations through 2014, at which time significant revenues are expected to be generated through operations.

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Should our capital raising efforts be successful, the funds will be used to invest in new inventory, purchase capital equipment, and finance accounts receivable. However, we cannot be assured that such financing will be available to us on favorable terms, if at all, and this may delay the acquisition of cost effective parts and components and place the Company into a potential position of cash flow shortfalls and force us to cease operations.

As we expand our production capabilities and growth from sales, the cash flow cycle from operations is expected to become more predictable based on actual results. However, based on industry experience, it is expected that cash receipts from sales/accounts receivables will be received generally on a net 30 day basis from date of invoice and in turn to pay our accounts payable on a net 30 day basis as well.

We believe that if we have adequate equity financing, we will generate a higher volume of sales revenue during the following twelve months. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the equity financing, we will then have to seek additional funds through debt financing, which would be very difficult for a new development stage company to secure. However, if such financing were available, because we are a development stage company, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise adequate capital we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

Critical Accounting Policies and Estimates

The summary of our significant accounting policies is presented to assist in understanding our financial statements. The financial statements and notes are representations of our management, who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Nature of Business - We were incorporated in February 2007 in the State of Delaware as a manufacturing company for the purpose of developing and producing electric utility vehicles in order to provide an alternative fuel vehicle for use in parking enforcement and other multiple applications as a utility vehicle. Prior to February 2007, we operated as Good Earth Conservation, LLC, a Delaware limited liability company, which was formed on January 30, 2006. Our financial statements have been prepared assuming we will continue as a going concern. Our ability to continue as a going concern is dependent on our ability to successfully take our vehicles and technology to market and raise additional capital, as necessary, to fund our business model. Our financial statements do not include any adjustments that might be necessary if we are unable to accomplish these business objectives.  In accordance with accounting principles generally accepted in the United States of America, as a development stage enterprise with no significant revenue generated from planned principal operations, we are required to present our cumulative results of operations , stockholders’ equity (deficit), and cash flows since inception through the end of the reporting period.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents – We consider all highly liquid instruments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Accounts Receivable - Management has not provided an allowance for uncollectible receivables. All receivables considered doubtful have been charged to current operations and it is management’s opinion that no additional significant amounts are doubtful of collection based on prior experience, review of accounts and other pertinent factors.

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Property and Equipment - Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the useful lives of the assets ranging from three to seven years.

Inventory - Inventory consists of parts and supplies. Inventory is stated at the lower of cost (first-in, first-out) or market.

Long-lived Assets - We review the carrying value of long-lived assets for impairment whenever triggering events or changes in circumstances occur, indicating that the carrying amount of any asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If triggering events or changes in circumstances occur, the impairment to be recognized is measured by the excess of the carrying amount over the fair value of the assets.

Fair Value of Financial Instruments - Financial instruments, other than short-term investments and debt obligations, that potentially subject us to interest and credit risk consist of cash and cash equivalents, accounts and other receivables, accounts payable and accrued expenses, the carrying value of which is a reasonable estimate of their fair values due to their short maturities. Based on borrowing rates currently available to us for loans with similar terms, the carrying value of the debt obligations approximate fair value. We place our cash and cash equivalents with a limited number of high quality financial institutions which, at times, may exceed the amount of insurance provided on such deposits. Due to the soundness of the financial institution where cash and cash equivalents are held, management believes the risk of loss of amounts in excess of federally insured limits is limited.

Income Taxes - We use the liability method of accounting for deferred income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management's estimate regarding the realizability of the deferred tax assets in future years is based upon the weight of the available evidence that it is more likely than not (a likelihood of more than 50%) that a portion or all of the deferred tax assets would not be realized in future years. A valuation allowance is recognized, if based on the weight of available evidence, if it is more likely than not that some portion or the entire deferred tax asset will not be realized. We recognize in our financial statements the financial effect of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions related to our federal and state requirements have been reviewed, and management is of the opinion that material positions taken by us would more likely than not be sustained by examination. Accordingly, we had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Revenue Recognition - We recognize revenue when the customer takes title to the vehicles and the related risks and rewards of ownership have transferred to the customer.

Advertising - We expense advertising costs as incurred.

Research and Development - Research and development costs are charged to operations when incurred and are included in operating expenses.

Stock-based Compensation - We recognize in our statement of operations the cost of employee services received in exchange for awards of equity instruments. The costs were based on their fair values at the time of the grant. We use the Black-Scholes option pricing model to determine the fair value of stock options granted to employees.

Basic Net Income (Loss) per Share - Basic earnings/(loss) per share is calculated using the weighted average number of shares outstanding during the year. We have adopted ASC Topic 260, Earnings per Share, and use the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the period. Diluted loss per share is equal to basic loss per share as any possible dilutive instruments are anti-dilutive.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

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BUSINESS

Business Overview

We are a Fort Worth, Texas based corporation that is focused on the design, development and manufacturing of an all-electric fleet vehicle for the essential services market. Our all-electric vehicles are designed for use in traffic control/parking enforcement, security, small package delivery, military, maintenance, airport services, warehouses, and other comparable utility applications. Our electric vehicles offer a zero-emission, high performance, low-maintenance and affordable alternative to specifically meet the needs of fleet vehicles in the essential services market. We have focused on developing unique technology for our battery management and integrated drive system, which maximizes energy efficiency to satisfy the needs of our customers.

We recently began commercial deliveries of our FireFly® ESV, which was developed in collaboration with several cities in California and Washington for use in traffic control/parking enforcement. The collaborative effort involved our providing parking enforcement departments of these municipalities with a prototype vehicle created by us for fleet personnel to test drive and operate. We collected individual responses and recommendations from these fleet personnel, which were subsequently analyzed and evaluated by our engineering group, with the results incorporated into the final design of the Firefly® ESV. This collaboration occurred over a period of two years, from January 2009 through December 2011, and cost approximately $3,000,000. To date, the FireFly® ESV has been deployed in Seattle, Washington, Santa Monica, California, Clayton, Missouri, Roanoke, Virginia, San Francisco, California, and Chattanooga, Tennessee.

Our business does not depend on one customer or any particular group of customers. As of December 31, 2013, we have shipped 26 Firefly® ESV vehicles to a total of eight different customers, including cities, airports and universities, through our dealers located in Long Beach, California, Seattle, Washington, Minneapolis, Minnesota, Fredrick, Maryland, and San Francisco, California. As of December 31, 2013, we had total open sales orders (“sales order backlog”) from our dealer network for delivery to various cities, airports, and universities throughout the United States for 33 vehicles, aggregating a total dollar value of $977,729.

Our management has identified the following important trends in the electric utility vehicle industry:

•	Increased cost of gasoline and other fuels

•	Economic pressures resulting from the global economic downturn – increased demand for reduced prices and lower operating costs

•	Gasoline shortages and high costs of gasoline in some developing countries

•	Increased awareness that vehicles using fossil fuels contribute to pollution and global warming

•	Government regulations in many countries for reduction in greenhouse gases, and incentives for “green solutions” to abate or resolve problems causing degradation of the earth's environment, ecosystem, or natural resources

•	United States (federal and state) and European regulations mandating the use of electric and alternative fuel vehicles

•	Increased consumer awareness of security issues resulting from the world’s dependence on fossil fuels, in addition to environmental concerns

•	Technological advances in batteries, sensors and infrastructure

Needs of the Essential Services Market

Based on data collected from the direct input from fleet managers from several municipalities in California, Washington and New York, management anticipates that there is a market demand for a utility electric vehicle that can provide the following capabilities consistently:

•	35 to 45 mph

•	a minimum range of 60 miles per charge

•	Access from the left or right side of the vehicle via sliding “mini-van” type doors – for tire marking and ticket distribution

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•	Short turning radius and maneuverability in tight spaces and for double parking while ticketing parking offenders

•	Low maintenance, high durability construction

•	Electronic vehicle performance monitoring system

•	Ergonomically designed interior for user comfort and ease of operation

•	Customer service/support function that is Customer driven

•	Base pricing of $25,000 to $30,000 per unit

Target Markets in the Essential Services Market

Parking Enforcement (Municipalities and Universities). The initial design of the Firefly® ESV is specific to the parking enforcement (municipalities and universities) application. The former leader in this market was the GO-4 Interceptor, a gasoline-powered vehicle manufactured in Canada by Westward Industries Ltd., which has dominated the market since the early 1990’s. However, in May 2011 the manufacturer discontinued operations and shut its factory. In February 2012 the assets of Westward Industries Ltd. were purchased by a group who are actively marketing a 2013 model of the GO-4 Interceptor in the United States and Canada. This void created the need for a new vehicle that meets the needs of this customer base and provides an estimated annual savings of $10,000 in operating and maintenance costs. Other vehicle sizes and configurations (Segway vehicles, automobiles, full-size trucks) have been tested in the various city fleets for this application but have encountered functionality problems and user objections or do not meet low emissions standards that are being requested, as reported by fleet managers.

Port Terminal Operators. The following are the major ports located in the United States:

Boston, MA	San Diego, CA
Newark/NY	Los Angeles/Long Beach, CA
Charleston, SC	Point Hueneme, CA
Galveston/Corpus Christi, TX	San Francisco, CA
Mobile, AL	Portland, OR
New Orleans, LA	Seattle, WA

Each port is managed by a terminal operator, such as Maersk, Cosco, and Ports of America, that is responsible for the off-loading and loading of containers. Part of the function of these operators is to verify the containers with shipping manifests. These functions are performed by individuals employed by the port authority who drive from the operations center where they are dispatched to the ships. Each employee typically drives a small, gas burning pickup truck such as a Toyota Tacoma, Ford Ranger or Chevy S10 approximately 70 to 100 miles per day in short round trips to and from the ships. An example of one such fleet is the Port of Los Angeles/Long Beach, which is comprised of approximately 700 vehicles of this type, running two shifts per day. Our vehicles can travel more than 90 plus miles on one full charge and it takes approximately four to six hours for our vehicle to fully charge.

Local and Urban Delivery. Worldwide and national logistics and delivery companies such as UPS, FedEx and the United States Postal Service have all identified “green initiatives” as part of their corporate strategies. We have not entered into any agreements with FedEx or UPS for the purchase of our vehicles.

The USPS has over 200,000 vehicles in its fleet, of which the majority consists of parcel delivery models for which our management believes its vehicle is a potential replacement. The Department of Defense is another potential customer for the FireFly® ESV. Many military installations require a vehicle that can function as a utility vehicle in the maintenance, flight line, and transportation applications. We have not entered into any agreements with USPS or DOD for the purchase of our vehicles.

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Our Vehicles

We currently produce one model of the Firefly® ESV, which can be configured with a fully enclosed cargo van or with an enclosed cab, rather than the standard open pickup bed. Additionally, other configurations are available for passenger and utility applications. The primary features of the Firefly® ESV include:

•	Fully electric

Zero emissions

Low operating and maintenance costs (estimated less than 2 cents per mile)

Lithium iron phosphate battery pack (estimated 5 year battery life)

•	Maneuverable

Three wheels – short turning radius

•	Completely enclosed cab, ergonomically designed for efficiency and comfort

LinearGlide extra-wide doors

Single or dual seats

•	Speed: 45 MPH

Range 60 + miles per charge – standard model

Range 90+ miles per charge – ER model

•	Low cost to purchase

$25,000 to $30,000 for a vehicle with a standard three year manufacturer’s warranty with an option to purchase a two year extended maintenance agreement for $5,250.

Marketing Strategy

We intend to assemble and market fully electric vehicles for the Essential Services Market in the United States for municipalities, airports/ports and businesses, starting with a vehicle designed for traffic control and parking enforcement, as well as security patrol with lower operating costs as compared to the operating costs of the vehicles currently in their fleets. Our management’s estimate of the United States’ Essential Services Market size is 20,000 vehicles annually, or a $600 million annual market, based on input from various cities/airports/ports/colleges/universities of the size of their fleets. There can be no assurance that we will be able to sell such volumes of electric vehicles.

•	Phase I implementation – Initiate sales program through on-site vehicle demonstrations. The annualized cost for Phase I implementation is approximately $200,000. This phase was implemented in the fourth quarter 2012 and continues today. Based on our experience in the market, the on-site demonstration sales method has been identified as the best method of introducing our product to prospective customers and has become a standard part of the sales process.

•

Phase II implementation – Sales program to be implemented in 2015. Assemble and sell the Firefly® ESV with different configurations, such as a fully enclosed three-wheel or four-wheel van, for other fleet applications in the United States, such as urban delivery and transport of goods around ports or college campuses. The three-wheel van configuration will be introduced in the third quarter of 2014 with an expected development cost of $100,000. The expected development costs along with marketing costs associated with a new four-wheel model will be approximately $450,000. The anticipated timeline for development is as follows:

o	Second quarter 2014 – develop scope of work for design
o	Third quarter 2014 – implement/complete engineering designs/drawings along with design review
o	Fourth quarter 2014 – complete a prototype, complete testing process, integrate into production
o	First quarter 2015 – launch sales/marketing program for the new four wheel vehicle

The implementation of Phase II is contingent on our successfully raising additional working capital sufficient to fund this project. It is estimated a minimum of $3,000,000 in new capital is needed in order to begin implementation of this project. However, there cannot be any assurance that we will raise any capital.

All sales and marketing plans are based on our ability to raise additional capital and successfully deploy that capital to achieve the desired results for maximum profitability.

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Sales and Marketing Plan. The Firefly® ESV launched its initial sales efforts on the west coast and we will sell our vehicles exclusively through a network of dealers throughout the United States. In conjunction with the launch, we added a small number of hand-picked dealers in each territory to maximize coverage, to provide customer and technical support and to open additional markets. Dealers are chosen based on experience, current product offering, technical resources, current customer satisfaction, and type of customers served.

Sales Terms and Conditions. We offer with each vehicle a 36 month manufacturer’s warranty which covers all parts in the vehicle found to be defective. This warranty includes any labor required to repair defective parts or install new parts. All warranty work is performed by an authorized dealer/representative. Any failures found to be the result of negligence or abuse will not be a covered warranty repair. A two year manufacturer’s extended warranty is available for purchase. At this time, we do not offer any dealer floor financing. Payment terms for all sales are on a net 30 days from date of invoice and subject to credit approval.

Competition

Our product competes with gasoline-powered vehicles such as the GO-4 Interceptor parking enforcement vehicle used by many parking enforcement departments throughout the United States, as well as passenger cars and trucks such as the Toyota RAV4, Smart Car, Honda CRV, and other alternative fuel (natural gas, electric vehicle conversions, hybrids, and other electric powered vehicles), all vehicles that are mass produced and have a general application at a lower acquisition cost to the customer. Our competitors may promote vehicles which are more readily accepted by customers. The FireFly® ESV was developed through a collaboration with users in the form of one-on-one data gathering meetings with fleet managers and actual parking enforcement drivers in various cities such as Santa Monica, California, San Francisco, California, New York City, New York, and Seattle, Washington, which resulted in our current vehicle design.

The GO-4 Interceptor, a gasoline-powered vehicle manufactured in Canada by Westward Industries Ltd., dominated the market since the early 1990’s. However, in May 2011 the manufacturer discontinued operations and shut its factory. In February 2012, the assets of Westward Industries Ltd. were purchased by a group who are actively marketing a 2013 model of the GO-4 Interceptor in the United States.

We do not have data regarding the percentage of the Essential Services Market occupied by any particular manufacturer or competitor; however, based on management’s knowledge and study of the market, we have targeted the GO-4 Interceptor as our main competitor as it appears to be the prevalent vehicle in the various markets and cities around the United States.

Manufacturing/Logistics

The FireFly® ESV has been designed and developed entirely by our engineers. Our business plan is to design and develop all vehicles internally, with the manufacture of parts performed by outside vendors per our drawings and specifications. We maintain a small group of technicians that support the engineering staff by fabricating small parts and mockups of new designs.

We initiated production of vehicles in May 2012, assembling a small quantity of vehicles per month for delivery to the early adopters of the FireFly® ESV and selected dealers on the west coast in order to support the sales efforts. Our engineers developed and designed all sub-assembly parts that are manufactured by outside vendors and provides manufacturing drawings to outside vendors in order to request a quote (“RFQ”) from those vendors. The RFQ requires the quote to include the total cost to deliver the part completed and ready for assembly. Upon completion by the outside manufacturer the sub-assembly parts are shipped to our facility for final assembly into the Firefly® ESV by our technicians and assembly workers. These outside vendors, at their expense, procure the raw materials (steel and aluminum sheets/tubing) and provide all necessary facilities and labor to manufacture the sub-assembly parts. Multiple sources are available throughout the United States for raw materials needed to produce the parts needed to assemble our vehicle. At the present time we do not have agreements in place with any suppliers. All such parts are ordered on an as-needed basis through purchase orders. We inventory raw material parts and sub-assemblies and operate as an assembly factory.

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The initial production of vehicles was based on a small quantity with an uneven schedule which resulted in a much higher cost per unit, approximately $41,000 per unit. In other words, the initial production was on a “build to order” basis rather than a “build to stock” basis, the latter method being required for production to achieve gross margin targets of 45% to 48% of sales. We have been forced to operate on the “build to order” basis due to our consistent lack of capital. If we are able to raise additional capital, we plan to acquire inventory on a volume basis, thereby taking advantage of volume discounts and the process layout in our facility, to allow for a “build to stock” production on a daily basis. Upon implementation of this method of production, the utilization of assembly labor can be maximized along with the acquisition of parts and sub-assembly parts resulting in a much lower cost per vehicle, thus realizing our target gross margins. The run rate of assembly will begin at five per month, ramping to 50 to 60 vehicles within eight to twelve months. The time to fully implement production on a “build to stock” basis is estimated to be six to eight months and, as stated above, this could only be implemented if we are able to raise additional capital and increase orders for our vehicles. A minimum of $1,000,000 in new capital invested is required to implement a program to purchase inventory in sufficient quantities for production on a “build to stock” basis, which will allow us to achieve our target gross margins of 48% of sales. We cannot guarantee that we can obtain such or that even if we were to, that we will be successful in achieving the increased production rates or the target gross margin percentages.

Research and Product Development

The general focus of our research and development team is the design and development of electric utility vehicles. The main efforts were completed between January 2009 and December 2011. We incurred costs in the form of salaries and wages for engineers and technicians as well as costs in connection with the purchase of prototype parts and/or fabrication of raw materials into prototype parts to be used in the production of a prototype vehicle, with total estimated development costs of approximately $3,000,000. We will continue to have a certain level of research and product development efforts to enhance our existing vehicles, design new vehicles, and develop solutions for customer applications. We believe that our ability to respond to current and perceived future customer demands differentiates us from many of our competitors, as we rapidly introduce new vehicles to address market needs. We intend to expand our research and development team as we believe that increased spending in this area will be necessary to successfully develop vehicles that will have value in the Essential Services Market.

 Employees

As of December 31, 2013, we had 15 employees. We believe we enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Trademarks

We own two trademarks, “FIREFLY” and “FIREFLY ESV.” The trademarks are registered in the United States Patent and Trademark Office. We consider the trademarks to be valuable and important to our business.

Government Regulation

The production and marketing of our vehicles is subject to the laws and regulations of various federal, state and local licensing agencies, including, in particular, the United States Department of Transportation (“DOT”). Specifically, we must comply with federal laws and regulations of DOT pertaining to the manufacture of motor vehicles, or more precisely motorcycles and two- and three-wheel vehicles. The National Highway Traffic Safety Administration (“NHTSA”), part of DOT, monitors safety requirements and publishes the Federal Motor Vehicle Safety Standards (“FMVSS”), the manufacturing standards for the manufacture of motorcycles and other motor vehicles. We are required to install braking systems on our vehicles which adhere to the standards set by the FMVSS and comply with vehicle labeling and licensing requirements.

We have a compliance program in place to ensure we are in material compliance with applicable federal, state, and local laws and regulations. There are no regulatory notifications or actions currently outstanding.

Legal Proceedings

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

Properties

Our corporate headquarters are located at 7660 Pebble Drive, Fort Worth, Texas 76118. Our physical facilities are comprised of approximately 14,429 square feet under a lease which expires in January 31, 2017, at a current monthly rental of $5,950.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each as of April 15, 2014:

Name	Age	Title
James R. Emmons	60	President, Chief Executive Officer, Chief Financial Officer, and Director
Greg Horne	49	Chief Technical Officer, Assistant Secretary and Director
John Maguire	83	Secretary and Director
Robert S. Kretschmar	68	Director
Julian Stourton	54	Director

Executive Biographies

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

James R. Emmons has been our President, Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors since May 22, 2013. Mr. Emmons joined Good Earth in November 2010 as its Chief Operating Officer and Chief Financial Officer, subsequently taking on the role of President and Chief Financial Officer in January 2011. In July 2012, Mr. Emmons became Chief Executive Officer of Good Earth and continues to serve as Good Earth’s Chief Operating Officer and President and Chief Financial Officer. Mr. Emmons joined the Board of Good Earth in January 2011 and continues to serve on its Board of Directors. From August 2006 to November 2010, Mr. Emmons served as President and CFO of General Electrodynamics Corporation and was responsible for all operations and business functions, including the design and implementation of the strategic, financial and operating plans in a multiple company structure. From May 2004 to July 2006, he served as the Chief Accounting Officer and CFO for Wilson Brothers USA, Inc., a manufacturer of promotional products with the responsibilities of managing all financial and accounting functions including financial reporting, cash management, banking relationships, audit functions, and SEC filings, including interaction with legal counsel and external auditors. Mr. Emmons earned his Bachelor of Business Administration degree in accounting and finance from the University of Texas (Arlington) in 1977. Mr. Emmons is a Certified Public Accountant licensed in the state of Texas. We believe Mr. Emmons adds value to the Board through his extensive experience with public companies and his experience in accounting, finance and manufacturing.

Greg Horne has been our Chief Technical Officer, Assistant Secretary and a member of our Board of Directors since May 22, 2013. Since January 2009, Mr. Horne has been the Chief Technical Officer of Good Earth. Since January 3, 2001, Mr. Horne has been a member of the Board of Directors of Good Earth. From January 1988 to October 1989, Mr. Horne was a design engineer at Bell Helicopter and worked on software and flight-testing on the Bell/Boeing V-22 Osprey. From November 1989 to June 1994, Mr. Horne was Director of Engineering for General Electrodynamics Corporation, responsible for design and development of weight and balance equipment for military and commercial aircraft. From July 1994 to present, he has maintained the role of President and CEO of Advanced Microcontrols Incorporated, which provides engineering services to the elevator industry, in which product safety and reliability are critical. He holds ownership rights to ten patents related to engineering, telecommunications, and radio frequency identification. Mr. Horne earned a Bachelor of Science degree in Computer Science Engineering from the University of Texas (Arlington) in 1987. Mr. Horne dedicates on average over 50 hours per week (which represents approximately 80% of his time) as our Chief Technical Officer and has no conflicts of interest related to the business of any other company for which he serves as an officer. We believe Mr. Horne’s experience as a director and executive officer of other companies and his technical experience qualifies him to serve on the Board in light of the technical nature of our business.

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John Maguire founded Good Earth with James M. Hawes in 2006. Since May 22, 2013, Mr. Maguire has served as our Secretary and a member of our Board of Directors. Mr. Maguire served as Chief Financial Officer of Good Earth from 2006 to 2010, and has served as Secretary of Good Earth since late 2010 and as a director since 2006. From December 1969 to January 1983, Mr. Maguire was the Chief Financial Officer of Tyson Foods. Mr. Maguire served on the board of directors and audit committee of Bollinger Industries, Inc., a public sporting goods company based in Grand Prairie, Texas. Bollinger presently operates as a non-reporting public company, and Mr. Maguire continues to serve as a member of its board. Mr. Maguire is a CPA registered in the state of Arkansas, and is a member of the American Institute of Certified Public Accounts. He earned his Bachelor of Science/Administration degree from University of Arkansas in 1956. We believe Mr. Maguire’s experience with Good Earth since its formation, combined with his extensive experience as a director and executive officer of several other public companies, adds value to the Board.

Robert S. Kretschmar has served as a member of our Board of Directors since May, 22, 2013. Mr. Kretschmar has served as a member of the Board of Directors of Good Earth since January 2009. Mr. Kretschmar has experience managing business enterprises in Southeast Asia, Mexico and the United States. Since 1997 Mr. Kretschmar has served as the manager of a Mexican private equity fund which has equity interests in several business ventures in Latin America. From 1977 to 1988, Mr. Kretschmar served as the Managing Director of Seavex Limited, which established a multi-country network of sales representatives in Asia and the United States for international clients. Mr. Kretschmar earned an MBA degree from Harvard Business School in International Finance in 1971 and a Bachelor of Arts - Economics degree from Harvard College in 1967. We believe that Mr. Kretschmar’s extensive business education, combined with his experience in managing a variety of domestic and international companies, adds value to our Board.

Julian Stourton has served as a member of our Board of Directors since March 2014. Since December 2009, Mr. Stourton has been the Chief Executive officer of  Koukis Holdings SA. Koukis Holdings SA manages a diverse portfolio of companies across the world. From September 2004 to March 2009, Mr. Stourton was General Manager Africa at Temenos SA, a company that provides Banking Software systems to the financial industry worldwide.  From June 2003 to September 2004, Mr. Stourton was Chief Operating Officer at Temenos and from September 2001 to May 2003 Mr. Stourton was a General Manager Northern Europe at Temenos. From 1989 to 2001 Mr. Stourton was a Chief Operating Officer, Europe, at  System Software Associates Inc. one of the largest ERP companies at the time.  Mr. Stourton earned his qualifications at Ampleforth College, in the United Kingdom in 1978. Koukis Holdings SA, of which Mr. Stourton is the Chief Executive Officer, is affiliated with Zeus Corp., the Company’s largest shareholder and noteholder. We believe Mr.Stourton adds value to the Board through his extensive experience with public companies and his experience in managing a variety of international companies.

Each director will serve until the next annual meeting of our stockholders.

Family Relationships

No family relationship exists among our executive officers and our directors.

Involvement in Certain Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours or any security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

Committees of the Board

We do not currently have any committees of the Board.

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Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during the last two completed fiscal years ending December 31, 2013 and 2012; (ii) each other individual who served as an executive officer of Good Earth at the conclusion of the fiscal year ended May 31, 2012 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Name and Principal Position	Year	Salary	Bonus		Option Awards		All Other Compensation	Total

Michael Allan English	2013	$0		$0		$0	$0	$0
	2012	$0		$0		$0	$0	$0

Anthony Vaz	2013	$0		$0		$0	$0	$0
	2012	$0		$0		$0	$0	$0

James R. Emmons, President, Chief Executive Officer, and Chief Financial Officer[1]	2013	$93,297	$				$0	$93,297
	2012	$180,393	$		$		$0	$180,393

Greg Horne, Chief Technical Officer and Assistant Secretary [1]	2013	$73,892	$		$		$0	$73,892
	2012	$180,000	$		$		$0	$180,000

James M. Hawes,[2]	2013	$0		$0		$0	$0	$0
	2012	$154,167	$		$		$0	$154,167

(1)	Salary amounts paid are for the twelve month period listed by year.

(2)	Resigned as our Chief Executive Officer in July 2012 but continued to receive compensation through September 30, 2012.

Director Compensation

As our executive officers, Messrs. Emmons and Horne do not receive compensation for their services as directors.

The following table sets forth with respect to the named director compensation information inclusive of equity and payments made in the year ended December 31, 2013:

Name	Year	Fees Earned or Paid in Cash	All Other Compensation	Total
James Emmons	2013	$0	$0	$0
Greg Horne	2013	$0	$0	$0
James M. Hawes(1)	2013	$0	$0	$0
John Maguire	2013	$0	$0	$0
Robert S. Kretschmar	2013	$0	$0	$0
Julian Stourton	2013	$0	$0	$0

(1)	James M. Hawes resigned from our Board on April 10, 2014.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICPATION

None of our executives served during our last completed fiscal year as a director of any other entity whose executive officers served as a director on our Board.

Employment Agreements

We have not entered into any employment agreements with our officers, but expect to do so in the near future.

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Outstanding Equity Awards

The following table sets forth information regarding unexercised option awards held by each of our named executive officers and directors as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

James R. Emmons	218,533	0	$1.13	2021
	79,467	0	$0.25	2021
	53,872		$.25	2023

Greg Horne	516,533	0	$1.13	2021
	198,667	0	$.25	2021
	70,282		$.25	2023

John Maguire	198,667	0	$1.13	2021

Robert S. Kretschmar	158,933	0	$1.13	2021

Julian Stourton	0	0	$0	0

James M. Hawes(1)	596,000	0	$1.13	2021
	99,333	0	$.25	2021

(1)	James M. Hawes resigned from our Board on April 10, 2014.

 2013 Incentive Plan

Prior to the Merger, our Board and the holders of a majority of our outstanding shares of common stock approved and adopted the Good Earth’s 2013 Incentive Plan (“2013 Plan”).

The 2013 Plan is intended to promote our business by attracting and retaining exceptional employees, consultants, directors, officers and independent contractors (collectively referred to as the “Participants”), and enabling such Participants to participate in our long-term growth and financial success. Under the 2013 Plan, we may grant stock options, which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Incentive Stock Options”), non-qualified stock options (the “Nonqualified Stock Options”), stock appreciation rights (“SARs”) and restricted stock awards (the “Restricted Stock Awards”), which are restricted shares of common stock (the Incentive Stock Options, the Nonqualified Stock Options, the SARs and the Restricted Stock Awards are collectively referred to as “Incentive Awards”). Incentive Awards may be granted pursuant to the 2013 Plan for up to ten (10) years from the effective date of the grant.

We have reserved a total of 2,441,437 shares of our common stock for issuance under the 2013 Plan. If an Incentive Award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares of common stock are surrendered to us in connection with an Incentive Award, the shares of common stock subject to such Incentive Award and the surrendered shares of common stock will become available for further Incentive Awards under the 2013 Plan.

It is anticipated that the compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the administrator of the 2013 Plan has complete authority and discretion to determine the terms of Incentive Awards under the 2013 Plan, including but not limited to the type, term, exercise price and vesting provisions of the Incentive Award. Each of the Incentive Awards will be evidenced by and issued under a written agreement with the Participant.

The number of shares of common stock subject to the 2013 Plan, the number of shares of common stock subject to any numerical limit in the 2013 Plan, and the number of shares of common stock and terms of any Incentive Awards may be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares, or similar transaction.

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SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of April 12, 2014 (after giving effect to the Merger) by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act); and (iv) all our directors and executive officers as a group.

The number of shares of common stock beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
James R. Emmons (3)	351,872	(4)	3.94%
Greg Horne (5)	785,482	(6)	9.17%
James M. Hawes (7)	1,240,355	(8)	13.39%
John Maguire (9)	860,863	(10)	9.8%
Robert S. Kretschmar (11)	348,411	(12)	3.94%
Zeus Corp. (13)	6,978,636	14)	56.494%
Jus-EE Investments Private Limited (15)	1,708,533	(16)	19.27%
Donna M. Fuchs-Hawes (17)	545,022	(18)	6.36%
Julian Stourton (19)	0		0%
All officers and directors as a group (6 persons)	2,346,628	(20)	21.5%

(1)	“Beneficial ownership” means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase shares of common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within sixty (60) days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)	For each stockholder, the calculation of percentage of beneficial ownership is based upon 8,569,508 shares of common stock outstanding as of April 12, 2014, and shares of common stock subject to options, warrants and/or conversion rights held by the stockholder that are currently exercisable or exercisable within sixty (60) days, which are deemed to be outstanding and to be beneficially owned by the stockholder holding such options, warrants, or conversion rights. The percentage ownership of any stockholder is determined by assuming that the stockholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other stockholder has exercised such rights.

(3)	The business address for Mr. Emmons is 7660 Pebble Drive, Fort Worth, Texas 76118.

(4)	Represents 351,872 shares of common stock which Mr. Emmons has the right to acquire within sixty (60) days of April 12, 2014, pursuant to the exercise of options.

(5)	The business address for Mr. Horne is 7660 Pebble Drive, Fort Worth, Texas 76118.

(6)	Represents 785,482 shares of common stock which Mr. Horne has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of options.

(7)	The business address for Mr. Hawes is 7660 Pebble Drive, Fort Worth, Texas 76118.

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(8)	Represents 545,022 shares of common stock owned directly and 695,333 shares of common stock which Mr. Hawes has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of options.

(9)	The business address for Mr. Maguire is 7660 Pebble Drive, Fort Worth, Texas 76118.

(10)	Represents 662,196 shares of common stock owned by the Maguire Joint Revocable Trust, of which Mr. Maguire is Trustee, and 198,667 shares of common stock which Mr. Maguire has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of options.

(11)	The business address for Mr. Kretschmar is 956 Centre Street, Boston, Massachusetts 02130.

(12)	Represents 79,467 shares of common stock owned by the Pensco Trust, FBO Robert S. Kretschmar, IRA, 158,933 shares of common stock which Mr. Kretschmar has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of options, and 110,011 shares of common stock which Mr. Kretschmar has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of warrants.

(13)	The business address for Zeus Corp. is 18 Place des Philosophes, 1205, Geneva, Switzerland. The natural person who exercises voting and investment control with respect to the securities owned by Zeus Corp. is Gregoire Parel.

(14)	Represents 3,194,003 shares of common stock owned directly, 993,333 shares of common stock which Zeus Corp. has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of options, and 1,559,533 shares of common stock issuable upon conversion of multiple notes totaling $2,205,000 original principal amount promissory note and the exercise of warrants totaling 1,231,767 shares of common stock.

(15)	The business address for Jus-EE Investments Private Limited is 12 First Avenue, Singapore. The natural person who exercises voting and investment control with respect to the securities owned by Jus-EE Investments Private Limited is Eddie EE.

(16)

Represents 1,410,533 shares of common stock owned directly and 298,000 shares of common stock which Jus-EE Investments Private Limited has the right to acquire within sixty (60) days of April 12, 2014 pursuant to the exercise of warrants.

(17)	The address for Ms. Fuchs-Hawes is 203 Riverwood, Boerne, Texas 78006.

(18)	Represents 545,022 shares of common stock owned directly.

(19)	The business address for Mr. Stourton is 7660 Pebble Drive, Fort Worth, Texas 76118.

(20)	Represents 741,663 shares of common stock owned directly by directors and executive officers, 1,494,954 shares of common stock which the directors and executive officers have the right to acquire within sixty (60) days from April 12, 2014 pursuant to the exercise of options, and 110,011 shares of common stock issuable upon the exercise of warrants.

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CERTAIN RELATIONSHIPS, RELATED PARTY TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters, and Certain Control Persons

•	Secured convertible promissory note, owing to a stockholder, Zeus Corp., in the amount of $750,000 originally dated November 30, 2007, which was renewed, extended and modified as of April 1, 2012. The note bears interest at 8% per annum, principal is payable on March 31, 2014, subsequently renewed and extended to March 31, 2015 convertible into our shares of common stock at the rate of $1.26 per share, and secured by all of our the fixed assets and intellectual property.

•	During May 2013 through the June 30, 2013 time period, we received advances/loans in the amount of $25,000 from one of our directors, John Maguire, and $110,000 from Advanced Microcontrols Incorporated, of which our executive officer, Greg Horne is CEO. Both notes mature in May 2014 and accrue interest at the annual percentage rate of 8% payable at maturity. The notes are unsecured. An additional $40,000 was advanced to us by Advanced Microcontrols Incorporated during the period of July 1, 2013 through September 30, 2013. This note bears interest at the rate of 8%, is unsecured, and matures September 3, 2014.

•	On June 28, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $150,000. The note matures on June 28, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase 49,669 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on June 28, 2018.

•	On September 26, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $130,000. The note matures on September 26, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 43,046 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on September 26, 2018.

•

On October16, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $20,000. The note matures on October 16, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 6,623 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on October 16, 2018.

•

On October 29, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $100,000. The note matures on October 29, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 33,113 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on October 29, 2018.

•	On November 13, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $75,000. The note matures on November 13, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 24,834 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on November 13, 2018.

•	On December 17, 2013, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $200,000. The note matures on December 17, 2014 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 66,225 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on December 17, 2018.

•	On January 06, 2014, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $25,000. The note matures on January 06, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 8,278 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on January 06, 2019.

•

On January 10, 2014, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $35,000. The note matures on January 10, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $.1.51 per share and has warrants attached for the purchase of 11,589 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on January 10, 2019.

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•	On January 17, 2014, we issued a convertible note payable to a stockholder, Zeus Corp., in the amount of $40,000. The note matures on January 17, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 13,245 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on January 17, 2019.

•	On February 4, 2014, we issued a convertible note payable to a stockholder, Zeus Corp, in the amount of $120,000. The note matures on February 4, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 39,735 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on February 4, 2019.

•	On February 14, 2014, we issued a convertible note payable to a stockholder, Zeus Corp, in the amount of $150,000. The note matures on February 14, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 49,669 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on February 14, 2019.

•	On February 28, 2014, we issued a convertible note payable to a stockholder, Zeus Corp, in the amount of $130,000. The note matures on February 28, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 100,000 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on February 28, 2019.

•

On March 14, 2014, we issued a convertible note payable to a stockholder, Zeus Corp, in the amount of $80,000. The note matures on March 14, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 26,490 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on March 14, 2019.

•	On March 28, 2014, we issued a convertible note payable to a stockholder, Zeus Corp, in the amount of $80,000. The note matures on March 28, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 26,490 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on March 28, 2019.

•	On April 4, 2014, we issued a convertible note payable to a stockholder, in the amount of $50,000. The note matures on April 4, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 26,490 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on April 4, 2019.

•	On April 11, 2014, we issued a convertible note payable to a stockholder, in the amount of $70,000. The note matures on April 11, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 23,179 shares of common stock at the rate of $2.01 per share. No value was assigned to the warrants at issuance. The warrants expire on April 11, 2019.

Director Independence

Our common stock is currently quoted on the OTCQB.  Since the OTCQB does not have its own rules for director independence, we use the definition of independence established by NYSE MKT LLC (formerly NYSE Amex and formerly American Stock Exchange). Under applicable NYSE MKT LLC rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

We periodically review the independence of each director to determine whether there exist any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, the Board then considers whether such transactions or relationships are inconsistent with a determination that the director is independent. As this time, we have three independent directors, Julian Stourton, John Maguire and Robert S. Kretschmar. Our other directors are not independent.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock; Issued and Outstanding Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value. As of April 12, 2014, we had 8,569,508 shares of common stock issued and outstanding held by approximately 58 stockholders of record.

Description of Common Stock

Holders of common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock do not have preemptive rights or other similar rights to acquire additional shares of our common stock or other securities. Holders of common stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all our remaining assets that are available for distribution to stockholders. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part of. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable immediately upon issuance and at any time up to the date that is  five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (which the holder may increase to 9.99% upon 61 days’ notice to us) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise.    The holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Price.   The initial exercise price per share of common stock purchasable upon exercise of the warrants is $____ per share. The exercise price and the number of shares issuable upon exercise are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, sales of our common stock at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect) and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Fundamental Transaction.   Upon the consummation of any Fundamental Transaction (as defined in the warrant), we will be required to purchase the warrants from the holders for a purchase price of 200% of the Black Scholes Value (as defined in the warrant). A “Fundamental Transaction” is defined under the warrants as (i) we or any of our subsidiaries shall (1) consolidate or merge with or into any other entity, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (3) allow any other entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of our voting stock or (4) consummate a stock or share purchase agreement or other business combination with any other entity whereby such other person or entity acquires more than 50% of the outstanding shares of our voting stock or (5) (I) reorganize, recapitalize or reclassify the our common stock, (II) effect or consummate a stock combination, reverse stock split or other similar transaction involving our common stock or (III) make any public announcement or disclosure with respect to any stock combination, reverse stock split or other similar transaction involving our common stock or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of ours.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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Preferred Stock

We do not have any authorized shares of preferred stock.

Stock Options

Description of Options

As of April 12, 2014, a total of 3,754,800 options were outstanding for the purchase of shares of common stock at purchase prices ranging from $.25 to $.1.13 per share, which options were assumed by us pursuant to the Merger. We adopted the 2013 Plan in connection with the Merger and may grant additional stock options and restricted stock awards for up to 2,441,437 shares of common stock, which would result in up to 6,196,237 shares of our common stock being subject to options.

Description of Convertible Notes

As of April 12, 2014, a total of $4,205,000 convertible promissory notes were outstanding, as follows:

Holder	Original Principal Amount	Payment Schedule	Maturity Date

Zeus Corp	$750,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning 07-01-12	03/31/2015
	150,000	Principal and interest due at maturity	06/28/2014
	130,000	Principal and interest due at maturity	09/26/2014
	20,000	Principal and interest due at maturity	10/16/2014
	100,000	Principal and interest due at maturity	10/29/2014
	75,000	Principal and interest due at maturity	11/13/2014
	200,000	Principal and interest due at maturity	12/17/2014
	25,000	Principal and interest due at maturity	01/6/2015
	35,000	Principal and interest due at maturity	01/10/2015
	40,000	Principal and interest due at maturity	01/17/2015
	120,000	Principal and interest due at maturity	02/4/2015
	150,000	Principal and interest due at maturity	02/14/2015
	130,000	Principal and interest due at maturity	02/28/2015
	80,000	Principal and interest due at maturity	03/14/2015
	80,000	Principal and interest due at maturity	03/28/2015
	50,000	Principal and interest due at maturity	04/4/2015
	70,000	Principal and interest due at maturity	04/11/2015

New September, LLC	$250,000	Principal and accrued interest payable at maturity	08-15-14

Brigadier Investment Group	$62,500	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	3/31/2017

Evolution Capital Partners LLC	$50,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	03/31/17

Fort Worth EV Investors LLC	$1,000,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	03/31/17

Gerald Entine 1988 Family Trust	$250,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	03/31/17

The A and C Horn Trust	$287,500	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	03/31/17

Tom Niedermeyer	$100,000	Principal payable at maturity; accrued interest payable on the first day of each calendar quarter beginning, however, starting in 2013 all accrued interest will be paid on October 1, 2014	03/31/17

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All notes bear interest at 8% per annum. We paid quarterly interest payments through December 31, 2012 on $1,750,000 in original principal amount of secured convertible promissory notes due March 31, 2017. Effective March 31, 2013, the holders of those notes, which holders are not related parties of ours, consented to extend the date on which quarterly interest payments re-commence to January 1, 2014 with an additional agreement dated January 1, 2014 to extend the interest payments to October 1, 2014. The accrued interest due on these convertible notes was $141,944 as of December 31, 2013. No principal payments have been applied on any of the convertible notes as of December 31, 2013. The notes allow the holders to convert the balance owing into up to 3,103,520 shares of our common stock at conversion prices ranging from $1.26 to $1.64 per share as of April 24, 2014.

The holders of the warrants associated to the convertible notes are listed below along with quantities and expiration date:

Holder	Number of Warrants	Expiration Date
Evolution Capital Partners LLC	49,666	April 2016
Brigadier Investment Group	62,083	April 2016
Tom Niedermeyer	99,334	April 2016
New September, LLC	38,204	August 2014
Gerald Entine 1988 Family Trust	248,334	April 2016
The A and C Horn Trust	285,584	April 2016
Fort Worth EV Investors LLC	993,334	April 2016
Zeus Corp.	1,231,767	Jan 2019

To date, none of the foregoing warrants have been exercised.

Other Warrants

As of April 14, 2014, a total of 5,072,245 warrants were outstanding for the purchase of shares of common stock at exercise prices ranging from $.03 to $2.01 per share, including the warrants described above under “Description of Convertible Notes.”

Representative's Warrants

Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the representative of the underwriters in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative's Warrants prior to the closing of this offering.

Registration Rights

132,450 of our outstanding shares of common stock, 1,738,333 shares  of our common stock issuable upon conversion of our convertible notes and 1,804,558 shares of common stock issuable upon exercise of outstanding warrants are subject to demand or piggyback registration rights.

Anti-Takeover Provisions

Nevada Revised Statutes

We are a Nevada corporation and as such are subject to the following anti-takeover provisions.

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation and bylaws currently contain no provisions relating to these statutes, and unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of April 12, 2014, we have zero stockholders of record, with Nevada addresses appearing on our stock ledger. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders

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Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws Provisions

Our articles of incorporation, as amended, and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, our articles of incorporation and bylaws among other things:

•	permit our board of directors to alter our bylaws without stockholder approval; and

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent for its common stock is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

Listing

The shares of our common stock are currently quoted on the OTCQB under the Symbol “EFLT”.

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UNDERWRITING

Aegis Capital Corp. is acting as the sole manager of the offering and as representative of the underwriters, or the Representative. We have entered into an underwriting agreement dated     , 2014 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus, the number of shares of common stock and the number of warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Aegis Capital Corp.
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters propose to offer the common stock and warrants directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers that are members of the Financial Industry Regulatory Authority, or FINRA, at that price less a concession not in excess of $       per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $ per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Overallotment Option.  We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of additional shares and warrants (15% of the securities sold in this offering) from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares and warrants covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $        and the total net proceeds, before expenses, to us will be $ .

Discount.  The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

Total
	Per Share	Per Warrant	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%)	$
Non-accountable expense allowance (1%)	$
Proceeds, before expenses, to us	$

We have paid an expense deposit of $25,000 to the representative, which will be applied against the non-accountable expenses that will be paid by us to the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, the $25,000 expense deposit paid to the representative will be returned to the extent offering expenses are not actually incurred. We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $       .

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Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements.  We, our directors and executive officers and certain of our stockholders expect to enter into lock up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities, for a period of three months from the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative, agree not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our securities or any securities convertible into or exercisable or exchangeable for shares of our common stock owned or acquired on or prior to the closing date of this offering (including any shares of common stock acquired after the closing date of this offering upon the conversion, exercise or exchange of such securities); (2) file or caused to be filed any registration statement relating to the offering of any shares of our capital stock; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The lock-up period described in the preceding paragraphs will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release.

Representative’s Warrants.  We have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase up to a total of         shares of common stock (5% of the shares of common stock sold in this offering). The warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering, commencing on a date which is one year from the effective date of the offering under this prospectus and expiring five years from the effective date of the offering. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of this prospectus. In addition, the warrants provide for registration rights upon request, in certain cases. The demand registration right provided will not be greater than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(iv).  The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(v).  We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

Right of First Refusal. Until twelve months after the closing date of the offering, the Representative shall have a right of first refusal to act as sole book-running manager and exclusive underwriter or exclusive placement agent for any public or private equity or public debt offerings in which we or any subsidiary or successor may engage during such twelve month period.

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Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares and warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization.  In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts or may be “naked” shorts. The underwriters may close out any covered short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M promulgated under the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if a representative of an underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, the underwriter can require the representative that sold those shares as part of this offering to repay the underwriting discount received by such representative.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market or otherwise.

In determining the public offering price, we and the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the underwriters;
•	our prospects and the history and prospects for the industry in which we compete;
•	an assessment of our management;
•	our prospects for future earnings;
•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by the underwriters and us.

Neither we, nor the underwriters can assure investors that an active trading market will develop for our common stock or warrants, or that the shares or warrants will trade in the public market at or above the public offering price.

Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Terms.  Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

From time to time, the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $2,500 per individual; (b) all fees incurred in clearing this offering with FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) the fees and expenses of Underwriter’s legal counsel not to exceed $50,000 (e) upon successfully completing this offering, $21,775 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering.. We paid an advance of $25,000 to the representative, which will be applied against the non-accountable expense allowance (including an advance for the fees and expenses of the underwriter’s counsel.) The total of any advanced payments will be refundable to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the common stock and warrants under this prospectus is only made to persons to whom it is lawful to offer the common stock without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the common stock and warrants sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

This prospectus is not and under no circumstances is to be construed as a prospectus, advertisement or a public offering of the common stock and warrants under Canadian securities laws. The securities offered hereunder have not been and will not be qualified by a prospectus for the offer or sale to the public in Canada under applicable Canadian securities laws. No securities commission or similar regulatory authority in Canada has reviewed this prospectus or in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.

China

The information in this document does not constitute a public offer of the common stock and warrants, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The common stock and warrants may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of common stock will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of common stock and warrants has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
(c)	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)I of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (estr au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des estrai financiers (“AMF”). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs estraint) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle estraint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the common stock cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The common stock and warrants have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The common stock and warrants offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such common stock been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the common stock and warrants being offered. Any resale in Israel, directly or indirectly, to the public of the common stock and warrants offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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Italy

The offering of the common stock and warrants in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societàe la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the common stock and warrants may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the common stock and warrants or distribution of any offer document relating to the common stock in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the common stock and warrants in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such common stock being declared null and void and in the liability of the entity transferring the common stock and warrants for any damages suffered by the investors.

Japan

The common stock and warrants have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the common stock and warrants may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires common stock and warrants may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of common stock is conditioned upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The common stock and warrants have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the common stock and warrants have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of common stock and warrants in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the common stock and warrants be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of common stock and warrants in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Switzerland

The common stock and warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the common stock and warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the common stock and warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and warrants will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the common stock and warrants have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the common stock and warrants within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the common stock and warrants, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for common stock and warrants is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the common stock and warrants. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the common stock and warrants may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the common stock and warrants has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

47

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Kramer Levin Naftalis & Frankel LLP.

EXPERTS

Our financial statements included in this prospectus as of and for each of the years ended December 31, 2013 and 2012 and for the period from inception (January 30, 2006) to December 31, 2013 have been audited by Weaver and Tidwell, LLP, an independent registered public accounting firm, as set forth in their audit opinion, included with the financial statements, and are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing..

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

48

eFLEETS CORPORATION

 (A DEVELOPMENT STAGE ENTERPRISE)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

eFleets Corporation

Fort Worth, Texas

We have audited the accompanying balance sheets of eFleets Corporation (a Nevada Corporation) (the Company) (a development stage enterprise), as of December 31, 2013 and 2012, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2013 and for the period from inception (January 30, 2006) to December 31, 2013. eFleets Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eFleets Corporation as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 and for the period from inception (January 30, 2006) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has had recurring losses from operations, negative cash flows from operating activities, and has a working capital deficit and total stockholders’ deficit at December 31, 2013, all of which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

April 15, 2014

F-2

eFLEETS Corporation

(A Development Stage Enterprise)

 Balance Sheets

	December 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$0	$166,820
Prepaid expenses	11,309	5,650
Accounts receivable	3,750	53,662
Inventory	84,501	138,245

Total current assets	99,560	364,377
Property and Equipment
Leasehold improvements	32,665	11,000
Office furniture and fixtures	117,025	110,737
Machinery and equipment	87,869	84,869
Autos and trucks	95,542	95,542
Accumulated depreciation	(162,289)	(121,219)

Total property and equipment – net	170,812	180,929

Deposits	6,200	6,200

Total assets	$276,572	$551,506

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$1,093,983	$215,671
Accrued interest	468,646	197,825
Short-term notes	197,000	0
Current maturities of convertible notes payable	900,110	750,000
Current maturities of long-term debt	325,675	265,338

Total current liabilities	2,985,414	1,428,834

Convertible notes payable, less current maturities	2,437,495	1,919,010
Long-term debt, less current maturities	528,140	493,078

Total long term liabilities	2,965,635	2,412,088

Total liabilities	5,951,049	3,840,922

Commitments and contingencies

Stockholders' equity (deficit)

Common stock: $0.001 par value: 75,000,000 shares authorized; 8,437,059 shares issued and outstanding at December 31, 2013 and $0.01 par value, 50,000,000 authorized, and 18,202,139 issued and outstanding at December 31, 2012	8,437	182,021
Additional paid-in capital	7,462,808	5,844,059
Deficit accumulated during the development stage	(13,145,722)	(9,315,496)

Total stockholders' equity (deficit)	(5,674,477)	(3,289,416)

Total liabilities and stockholders' equity (deficit)	$276,572	$551,506

See accompanying notes to the financial statements

F-3

 eFLEETS Corporation

 (A Development Stage Enterprise)

 Statements of Operations

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Period from Inception (January 30, 2006) through December 31, 2013

Revenues earned during the development stage	$348,494	$325,268	$673,762
Cost of sales	978,607	945,407	1,924,014
Gross profit/ (loss)	(630,113)	(620,139)	(1,250,252)

Operating expenses
Professional fees	298,520	209,858	717,390
Compensation	1,183,843	1,228,202	3,310,255
Stock based compensation expense	476,325	28,773	2,192,813
Research & development	131,861	240,829	1,342,146
Other operating expenses	752,555	1,058,618	6,201,872

Total operating expenses	2,843,104	2,766,280	13,764,476

Loss from operations	(3,473,217)	(3,386,419)	(15,014,728)

Other income (expense)
Interest income	17	541	41,313
Other income (loss)	(5,598)		2,744,965
Interest expense	(351,428)	(243,045)	(917,271)

Total other income and expense	(357,009)	(242,504)	1,869,006

Net loss accumulated during the development stage	$(3,830,226)	$(3,628,923)	$(13,145,722)

Net loss per common share:
- Basic and diluted	$(.30)	$(.22)	$(.96)

Weighted average common shares outstanding
- basic and diluted	12,776,260	16,218,876	13,712,546

 See accompanying notes to the financial statements.

F-4

eFLEETS Corporation

(A Development Stage Enterprise)

Statement of Stockholders' Equity (Deficit)

Years ended December 31, 2013 and 2012 and the Period from Inception (January 30, 2006) through December 31, 2013

	Shares	Capital Stock	Additional Paid-in Capital	Deficit Accumulated During The Development Stage	Total Stockholders’ Equity (Deficit)

Balance, January 30, 2006 (Inception)	-	$-	$-	$-	$-

Issuance of common stock, January 2006	11,362,500	113,625	970,236	-	1,083,861
Issuance of common stock, July 2007	40,000	400	99,600	-	100,000
Issuance of common stock, January 2008	255,000	2,550	8,925	-	11,475
Issuance of common stock, June 2008	200,000	2,000	498,000	-	500,000
Issuance of common stock, October 2008	1,038,598	10,386	(10,386)	-	-
Issuance of common stock, April 2009	720,000	7,200	(7,200)	-	-
Conversion of notes payable to common stock, July 2010	1,500,000	15,000	597,099	-	612,099
Issuance of common stock, September 2010	500,000	5,000	245,000	-	250,000
Stock - based compensation expense, 2010	-	-	1,113,372	-	1,113,372
Warrants issued with debt			248,268		248,268
Net loss, January 30, 2006 through December 31, 2010	-	-	-	(5,212,366)	(5,212,366)

Balance, December 31, 2010	15,616,098	156,161	3,762,914	(5,212,366)	(1,293,291)

Stock - based compensation expense	-	-	574,343	-	574,343
Net loss	-	-	-	(474,207)	(474,207)

Balance, December 31, 2011	15,616,098	156,161	4,337,257	(5,686,573)	(1,193,155)

Conversion of notes payable to common stock, April 2012	400,000	4,000	196,000		200,000
Conversion of notes payable to common stock, December 2012	200,000	2,000	98,000		100,000
Conversion of warrants to common stock	100,000	1,000	-		1,000
Issuance of common stock, September 2012	833,333	8,333	491,667		500,000
Issuance of common stock, November 2012	833,333	8,333	491,667		500,000
Issuance of common stock, December 2012	219,375	2,194	107,494		109,688
Warrants issued with debt			93,201		93,201
Stock - based compensation expense			28,773	-	28,773
Net loss	-	-	-	(3,628,923)	(3,628,923)

Balance, December 31, 2012	18,202,139	$182,021	$5,844,059	$(9,315,496)	$(3,289,416)

Issuance of common stock, January 2013	250,000	2,500	147,500		150,000
Issuance of common stock, January 2013	18,750	188	11,063		11,251
Issuance of common stock, January 2013	500,000	5,000	295,000		300,000
Issuance of common stock, January 2013	333,333	3,333	196,667		200,000
Record merger transaction, May 2013	1,504,998	(192,444)	208,384		15,940
Record change in par value from $0.01 to $0.001		20,211	(20,211)		-
Record share exchange per merger agreement, 1: .3973333	(12,541,023)	(12,541)	12,541		-
Issuance of common stock, June 2013	99,332	99	149,901		150,000
Issuance of common Stock, September 2013	9,930	10	14,990		15,000
Issuance of common stock, November 2013	59,600	60	89,940		90,000
Stock -based compensation expense, June 2013			147,461		147,461
Stock- based compensation expense, September 2013			148,494		148,494
Stock – based compensation expense, December 2013			180,370		180,370
Warrants issued with debt			36,649		36,649
Net loss accumulated during the development stage	-	-	-	(3,830,226)	(3,830,226)

Balance, December 31, 2013 at $0.001 par value	8,437,059	$8,437	$7,462,808	$(13,145,722)	$(5,674,477)

 See accompanying notes to the financial statements.

F-5

eFLEETS Corporation

(A Development Stage Enterprise)

 Statements of Cash Flows

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Period from Inception (January 30, 2006) through December 31, 2013

Cash flows from operating activities:
Net loss accumulated
during the development stage	$(3,830,226)	$(3,628,923)	$(13,145,722)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	44,633	53,492	184,895
Gain (loss) on sale of assets	5,598	-	5,035
Impairment of long-lived assets	-	14,893	41,777
Loss on related party indebtedness	-	-	150,741
Stock-based compensation expense	476,325	28,773	2,192,813
Accreted interest	30,244	53,049	302,822
Changes in operating assets and liabilities
Accounts receivable	49,912	(53,662)	(3,750)
Accounts receivable - related party	-	-	(250,000)
Other receivables	-	21,807	-
Inventory	53,744	(138,245)	(84,501)
Prepaid expenses	(5,659)	(4,248)	(11,309)
Accounts payable and accrued expenses	878,312	31,649	1,093,983
Accounts payable - related party	-	-	99,259
Accrued interest	270,821	111,074	468,646
Customer deposits	-	(37,888)	-

Net cash used in operating activities	(2,026,296)	(3,548,229)	(8,955,311)

Cash flows from investing activities:
Proceeds from maturity of certificate of deposit	-	25,000	25,000
Purchase of certificate of deposit	-	-	(25,000)
Purchase of property and equipment	(40,114)	(79,222)	(367,231)
Proceeds from sale of equipment	-	-	9,520
Deposits	-	(950)	(6,200)
Purchases of patents and trademarks	-	-	(44,808)

Net cash used in investing activities	(40,114)	(55,172)	(408,719)

Cash flows from financing activities:
Proceeds from convertible notes payable	675,000	2,000,000	3,963,878
Payments on notes payable	-	-	(250,000)
Proceeds from short- term notes	197,000	-	197,000
Proceeds from long-term debt	109,203	350,000	1,505,317
Payments on long-term debt	(13,804)	(15,776)	(40,380)
Issuance of common stock	932,191	1,109,688	3,987,215
Warrants exercised for common stock	-	1,000	1,000

Net cash provided by financing activities	1,899,590	3,444,912	9,364,030

Change in cash and cash equivalents	(166,820)	(158,489)	-

CASH AND CASH EQUIVALENTS, beginning of period	166,820	325,309	-

CASH AND CASH EQUIVALENTS, end of period	$-	$166,820	$-
NON-CASH FINANCING ACTIVITIES
Conversion of notes for common stock	$-	$300,000	$912,099

Value of debt assigned to warrants	$36,649	$93,201	$129,850

See accompanying notes to the financial statements.

F-6

eFLEETS Corporation

(A Development Stage Enterprise)

Notes to the Financial Statements

Note 1 - Organization and Operations

Effective May 22, 2013, Numbeer Acquisition, Inc., our wholly-owned subsidiary, merged with and into Good Earth Energy Conservation, Inc., a Delaware corporation, organized on February 1, 2007, with Good Earth as the surviving entity (the “Merger”). We were a development-stage company organized to sell a complete beer control system designed to maximize yield from beer kegs.  As a result of the Merger, we have adopted the business plan and operations of Good Earth and now we design, develop, and manufacture a zero emission three-wheeled all-electric utility vehicle, the FireFly® ESV, for use in the parking enforcement (municipalities and universities), traffic control, security patrol, airport and port terminal operations, small package delivery and other comparable utility markets. As part of the Merger, we changed our fiscal year end from May 31 to December 31. On January 30, 2014, we changed our name to eFleets Corporation (“eFLEETS”).

eFLEETS is a Fort Worth, Texas based company focused on the design, development and manufacture of an all-electric fleet vehicle for the essential services market.

Simultaneously with, and as consideration for, the Merger, on the Closing Date the former stockholders of Good Earth exchanged an aggregate of 19,304,222 shares of common stock of Good Earth, constituting all issued and outstanding capital stock of Good Earth, for 7,670,211 shares of common stock of Numbeer (the “Merger Shares”) (i.e., each share of common stock of Good Earth was exchanged for a 0.39733333 fractional share of common stock of Numbeer). Additionally, (a) 9,450,000 shares of common stock of Good Earth subject to options were exchanged by former officers, directors and stockholders of Good Earth for, and represent the right to receive, 3,754,800 shares of common stock of Numbeer, at exercise prices ranging from $0.10 to $0.45 per share; (b) 7,682,715 shares of common stock of Good Earth subject to warrants were exchanged by former officers, directors and stockholders of Good Earth for, and represent the right to receive, 3,052,599 shares of common stock of Numbeer, at exercise prices ranging from $0.01 to $0.80 per share; and (c) 5,384,615 shares of common stock of Good Earth subject to convertible promissory notes were exchanged by former stockholders of Good Earth for, and represent the right to receive, 2,139,488 shares of common stock of Numbeer, at conversion prices ranging from $0.50 to $0.65. The warrants, options and notes became exercisable for, or convertible into, shares of common stock of Numbeer on the same basis as the shares of common stock of Good Earth were exchanged for shares of common stock of Numbeer.

Immediately prior to the Merger, eFLEETS had 7,596,000 shares of common stock issued and outstanding. Contemporaneously with the Closing and as a condition to the Closing, the holder of a majority of the issued and outstanding common stock of Numbeer and sole member of its Board of Directors (the “Majority Shareholder”) delivered to the Company for retirement and cancellation 6,996,027 shares of common stock of eFLEETS and other shareholders collectively delivered to the Company for retirement and cancellation, 1,987 shares of common stock of Numbeer. Following the consummation of the Merger, the issuance of the Merger Shares, the retirement of the 6,998,014 shares of common stock of Numbeer, the Company has 8,268,197 shares of Common Stock issued and outstanding, subject to the exercise of appraisal rights by the former shareholders of Good Earth, and 8,946,887 shares of Common Stock subject to issuance pursuant to the exercise of options and warrants and the conversion of convertible notes. Following the Merger the former stockholders of Good Earth will beneficially own approximately 92.77% of the total outstanding shares of Common Stock (96.53% on a fully diluted basis).

Additionally, on May 22, 2013 the Board of eFLEETS amended its bylaws to, among other things, change eFLEETS’s fiscal year end to December 31, and adopted the Company’s 2013 Incentive Plan (the “Plan”). The Plan was also approved by the Majority Shareholder. Under the Plan, 2,389,757 shares of Common Stock are reserved for issuance as incentive awards to be granted to executive officers, key employees, consultants and directors of the Company.

F-7

The Merger Agreement includes a section titled “Subsequent Equity Sales” which provides that if the Company were to sell its Common Stock or grant any right to re-price or otherwise dispose of or issue any of its Common Stock at a price below $0.20 per share (such lower price, the “Base Share Price”) prior to the first anniversary of the closing of the Merger (the “Closing”), it shall issue to holders of its Common Stock as of the date of the Closing, excluding the 6,998,014 shares of Common Stock surrendered by the Numbeer shareholders for retirement and cancellation, an additional number of shares of Common Stock so that all shares of Common Stock held by such stockholders, when multiplied by the Base Share Price, is not less than $300,000.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Acquisition, and Good Earth, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions.

Following the Closing the Company’s board of directors (the “Board”) consists of five members. In keeping with the foregoing, on the Closing Date Anthony Vaz, the sole director of eFLEETS prior to the Merger, appointed James M. Hawes, James R. Emmons, Greg Horne, Robert S. Kretschmar, and John Maguire to fill the vacancies on the Board and Anthony Vaz resigned his position as a director. Also, on the Closing Date, Anthony Vaz, the sole officer of Numbeer, resigned and James R. Emmons was appointed President, Chief Executive Officer, and Chief Financial Officer of the Company and Greg Horne was appointed Chief Technical Officer and Assistant Secretary of the Company.

The parties have taken the actions necessary to provide that the Merger is treated as a “tax free merger” under Section 368 of the Internal Revenue Code of 1986, as amended. Prior to the Closing eFLEETS had established a fiscal year end of May 31. As a result of the Merger the Company has adopted the fiscal year end of December 31.

For financial accounting purposes, the acquisition was a reverse acquisition of the Company by Good Earth, under the purchase method of accounting, and was treated as a recapitalization with Good Earth as the acquirer. Upon consummation of the Merger, the Company adopted the business plan and operations of Good Earth. The historical financial statements of Numbeer before the Merger will be replaced with the historical financial information of Good Earth before the Merger in all future filings with the Securities and Exchange Commission (the “SEC”).

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Enterprise

The Company is a development stage enterprise as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and developing revenue generating opportunities through its planned principal operations. In the latter half of 2011 the Company’s principal sales operations began. The Company recognized revenues initially in April/May 2012. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

F-8

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments.

Based on borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the Company’s debt obligations approximate their fair value.

F-9

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Income Taxes

The Company uses the liability method of accounting for deferred income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Management's estimate regarding the realizability of the deferred tax assets in future years is based upon the weight of the available evidence that it is more likely than not (a likelihood of more than 50%) that a portion or all of the deferred tax assets would not be realized in future years. A valuation allowance is recognized, if based on the weight of available evidence, if it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company recognizes in its financial statements the financial effect of a tax position, if that position is more likely than not to be sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. Tax positions related to the Company’s federal and state requirements have been reviewed, and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. Accordingly, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of December 31, 2013, the Company’s tax years 2010 and thereafter remain subject to examination for federal and state tax purposes.

Fiscal Year-End

In May 2013 the Company changed its fiscal year end from May 31 to December 31.

Liquidity

Historically, the Company has been dependent on debt and equity raised from individual investors to sustain its operations. The Company’s product has not sold sufficient number of units to generate significant revenue. The Company has operated as a development stage enterprise since inception with total operating expenses incurred of $13,764,476 and an overall net loss of ($13,145,722) accumulated through December 31, 2013. Net revenues recorded from inception (January 31, 2006) through December 31, 2013 are $673,762. These conditions raise substantial doubt about its ability to continue as a going concern. The Company’s December 31, 2013, fiscal year end audited financial statements contain a “going concern” opinion by our auditors. Based on the Company’s recurring losses from operations, negative cash flows from operating activities, and a working capital deficit and total stockholders’ deficit at December 31, 2013, the auditor’s opinion expresses substantial doubt about our ability to continue as a going concern. Management plans include seeking additional equity investments from private individuals as well as fund managers with a stated focus of investing in small public companies like the Company, private equity type firms, and venture capital firms. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-10

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Accounts Receivable

Management has not provided an allowance for uncollectible receivables. All receivables considered doubtful have been charged to current operations and it is management’s opinion that no additional significant amounts are doubtful of collection based on prior experience, review of accounts and other pertinent factors.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the useful lives of the assets ranging from 3 to 7 years.

Inventory

Inventory consists of parts and supplies. Inventory is stated at the lower of cost (first-in, first-out) or market.

Impairment of Long-lived Assets

The Company reviews the carrying value of long-lived assets for impairment whenever triggering events or changes in circumstances occur, indicating that the carrying amount of any asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the assets. If triggering events or changes in circumstances occur, the impairment to be recognized is measured by the excess of the carrying amount over the fair value of the assets. During 2012, a review of the balance of the intangible assets concluded these assets were obsolete and had no future value. Therefore, the Company charged the remaining unamortized balance, $14,893, to expense. There were $41,777 of impairment losses associated with its patents and trademarks for the period from inception (January 30, 2006) to December 31, 2013.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include: (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-11

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $21,065 and $52,659 for the years ended December 31, 2013 and 2012, respectively. The amounts charged for the period from inception (January 30, 2006) to December 31, 2013 were $101,866.

Research and Development

Research and development costs are charged to operations when incurred and are included in operating expenses. The research and development expenses were $131,861 and $240,829 for the years ended December 31, 2013 and 2012, respectively. The amounts charged for the period from inception (January 30, 2006) to December 31, 2013 amounted to $1,342,146.

Stock-based Compensation

The Company recognizes in its statement of operations the cost of employee services received in exchange for awards of equity instruments. The costs were based on their fair values at the time of the grant. The Company uses the Black-Scholes option pricing model to determine the fair value of stock options granted to employees. Stock based compensation recognized for the period from inception (January 30, 2006) to December 31, 2013 was $2,192,813. The stock based compensation expense for the years ended December 31, 2013 and 2012 was $476,325 and $28,773, respectively.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangements, stock options or warrants.

There were no potentially dilutive common shares outstanding for the years ended December 31, 2013 and December 31, 2012.

Note 3. Short-term Notes

Short-term notes consisted of the following at December 31, 2013 and 2012:

	2013	2012

Promissory note payable to a stockholder and director of the company, due May 8, 2014. The unsecured note accrues interest at 8% and is payable at maturity.	$25,000	$-

The Company issued three 8% unsecured promissory notes to a company, of which one of the Company's executive officers is the chief executive officer. The dates of the notes are May 20, 2013, September 3, 2013, and December 12, 2013 in the amounts of $110,000, $40,000, and $22,000, respectively. The notes all mature 12 months from their issuance dates with all accrued interest due at maturity.	172,000	-

Total short-term notes	$197,000	$-

Note 4. Convertible Notes Payable

Convertible notes payable consisted of the following at December 31, 2013 and 2012:

	2013	2012

Convertible senior secured note payable to a stockholder issued jointly with Good Earth Electric Propulsion Systems, LTD originally due November 30, 2012. The note accrued interest quarterly at LIBOR plus 2% and was convertible into shares of common stock at conversion price equal to $2.50 per share. This note was renewed, extended, and modified as of April 1, 2012 with new terms as follows: Promissory note totaling $750,000, payable to a stockholder, with a stated interest rate of 8%, convertible to common stock at the rate of $.1.26 per share, due on or before December 31, 2013. The Note is secured by fixed assets and intellectual property owned/developed by the Company. The Note was extended to March 31, 2014 at the option of the Company. Effective March 31, 2014 this note was renewed and extended to March 31, 2015. .As consideration for the renewal and extension the Company issued warrants to the holder to purchase 750,000 shares of the Company's common stock at the exercise price of $1.26 per share. The warrants expire March 31, 2019.	$750,000	$750,000

The Company issued a series of notes payable from the period of April to July 2012 aggregating $1,750,000 less accreted interest of $62,505 and $80,990, as of December 31, 2013 and 2012, respectively payable to multiple unrelated parties, bearing interest at 8% until February 28, 2013 at which time the rate increased to 12% until the reverse merger requirement was satisfied per the terms of the notes and at which time the rate reverted to 8%. The notes are convertible into common stock at the rate of $1.26 per share with warrants attached to purchase 1,390,667 shares of common stock at the rate of $1.26 per share. The fair value assigned to the warrants at issuance was $93,201. Accreted interest expense of $18,485 and $12,211 was recorded in the statement of operations for the years ended December 31, 2013 and 2012, respectively. The notes mature on March 31, 2017 and are secured by the Company's accounts receivable and inventory.	1,687,495	1,669,010

F-12

Note 4. Convertible Notes Payable - Continued

	2013	2012

The Company issued a series of convertible Notes to a stockholder from the period of June 28, 2013 through December 17, 2013 aggregating $675,000 less accreted interest of $24,890, accruing interest at 8%, all with maturities of 12 months from the date of the individual note’s issuance. The notes are convertible into common stock at the rate of $1.51 per share with warrants attached to purchase 223,500 shares of common stock at $2.01 per share. The fair value assigned to the warrants at issuance was $36,649. Accreted interest expense of $11,759 was recorded in the statement of operations for the year ended December 31, 2013.	650,110	-

A convertible promissory note payable to a stockholder, accruing interest at 8%, due August 15, 2014 secured by warrants. The note is convertible into common stock at the rate of $1.64 per share with warrants attached to purchase 38,205 shares of common stock at the rate of $1.89 per share. There was no value assigned to the warrants at issuance. The warrants expire August 14, 2014.	250,000	250,000

Total convertible notes payable	3,337,605	2,669,010
Less current maturities	(900,110)	(750,000)
	$2,437,495	$1,919,010

Aggregate annual maturities of convertible notes are as follows:

2014	$900,110
2015	750,000
2016	-
2017	1,687,495

$3,337,605

F-13

Note 5. Long-term Debt

Long-term debt consisted of the following at December 31, 2013 and 2012:

	2013	2012

Note payable to a bank in monthly installments of $540, no stated interest rate, due May 2016, secured by a vehicle.	$15,119	$21,598

Note payable to a bank in monthly installments of $845, including interest at 3.74%, due January 2017, secured by a vehicle.	29,491	36,818

Promissory note payable to a stockholder, accruing interest at 8%, due December 2014, secured by warrants. The warrants permit the holder to purchase 99,333 shares of the Company's stock at the exercise price of $2.52 per share or at the actual stock price at the time of issuance but not lower than $1.26. The warrants expire on December 19, 2016 and are callable by the Company if an S-1 is filed, in which case the warrants must be exercised within 20 days from the time the Company exercises this clause. There was no value assigned to the warrants at issuance.	250,000	250,000

$100,000 promissory note payable to a stockholder, accruing interest at 8% due March 2015, secured by warrants. The warrants permit the holder to purchase 100,000 shares of the Company's stock at the exercise price of $.01 per share. The warrants were exercised in 2012.	100,000	100,000

F-14

Note 5. Long-term Debt - Continued

	2013	2012

The Company issued a promissory note to an outside firm in the amount of $109,206 dated December 04, 2013 payable at $5,000 per month starting on January 15, 2014 and each month thereafter until all principal and interest is paid in full. The note carries an interest rate of one-quarter of one percent (.25%) to be calculated on the unpaid principal outstanding. Payments will be credited to the accrued interest and then to reduction of principal.	$109,205	$-

Promissory note payable to a stockholder, accruing interest at 8%, due February 3, 2015, secured by warrants. The warrants permit the holder to purchase 99,333 shares of the Company's stock at the exercise price of $1.26 per share. The warrants expire on February 3, 2017.	250,000	250,000

Promissory note payable to a stockholder, accruing interest at 8%, due February 10, 2015, secured by warrants. The warrants permit the holder to purchase 39,733 shares of the Company's stock at the exercise price of $1.26 per share. The warrants expire on February 9, 2017.	100,000	100,000

Total long-term debt	853,815	758,416
Less current maturities	(325,675)	(265,338)
	$528,140	$493,078

Aggregate annual maturities of long-term debt are as follows:

2014	$325,675
2015	515,230
2016	12,068
2017	842

$853,815

F-15

Note 6. Income Taxes

Deferred income tax assets and liabilities are computed annually for temporary differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to be realized. Income tax expenses are the taxes payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The components of income tax expense (benefit) are as follows:

	2013	2012
Current taxes - federal	$-	$-
Deferred taxes - federal	-	-
Current taxes - state	-	-

	$-	$-

The components of deferred taxes are as follows:

	2013	2012

Deferred tax assets	$4,502,770	$3,209,740
Deferred tax liability	(30,259)	(38,217)
Less valuation allowance	(4,472,511)	(3,171,524)

Net deferred tax asset	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liability at December 31, 2013, and 2012, are as follows:

	2013	2012
Deferred tax assets
Net operating loss carryforwards	$3,695,167	$2,532,211
Stock compensation expense	703,397	583,607
Accreted interest	98,845	92,677
Impairment of long lived assets	5,361	14,204
Deferred tax liability	-	-
Depreciation	(30,259)	(38,217)
Other	-	(12,958)

	$4,472,511	$3,171,524

F-16

Note 6. Income Taxes - Continued

The Company's effective income tax rate differs from the statutory rate primarily due to the effect of state income taxes, certain nondeductible expenses and the Company's valuation allowance for deferred taxes. The Company has unused tax net operating losses of approximately $10,800,000 to offset future taxable income. The tax loss carryforwards ultimately expire in 2033.

The net change in the valuation allowance during 2013 and 2012 was as follows:

	2013	2012

Balance at beginning of year	$3,171,524	$1,951,837
Balance at end of year	4,472,511	3,171,524

	$1,300,987	$1,219,687

Note 7. Stock Warrants and Options

On December 19, 2011, the Board of Directors approved the issuance of warrants to a related party to purchase 99,333 shares of the Company's common stock. Such warrants are exercisable at $2.52 per share, or 80% of the share price of any succeeding financing transaction, whichever is lower, subject to a minimum of $1.26 per share. The warrants vest immediately upon issuance and expire within 5 total years of issuance.

On March 15, 2011, the Board of Directors issued stock options to employees to purchase an aggregate of 516,533 shares of the Company’s common stock. Such options are exercisable at $1.13 per share. The options vest 25% at the grant date and 25% each year for three years thereafter.

On March 15, 2011, the Board of Directors issued stock options to founders, directors, a consultant and a shareholder to purchase an aggregate of 1,490,000 shares of the Company’s common stock. Such options are exercisable at $1.13 per share. The options vest immediately upon issuance.

On December 15, 2011, the Board of Directors issued stock options to employees, directors and a shareholder to purchase an aggregate of 546,333 shares of the Company’s common stock. Such options are exercisable at $.25 per share. The options vest immediately upon issuance.

On December 15, 2011, the Board of Directors issued stock options to employees and directors to purchase an aggregate of 407,267 shares of the Company’s common stock.

Such options are exercisable at $1.13 per share. The options vest 25% at the grant date and 25% each year for three years thereafter. These options became fully vested in May 2013 due to the Merger Agreement.

On February 3, 2012, the Board of Directors approved the issuance of warrants to a related party to purchase 99,333 shares of the Company's common stock. Such warrants are exercisable at $1.26 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On February 10, 2012, the Board of Directors approved the issuance of warrants to a related party to purchase 39,733 shares of the Company's common stock. Such warrants are exercisable at $1.26 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

From the period of April to July 2012, the Board of Directors approved the issuance of warrants to a group of unrelated note holders to purchase 1,390,667 shares of the Company’s common stock at the rate of $1.26 per share. The warrants vest immediately upon issuance and expire within 4 years of issuance.

On April 10, 2012, the Board of Directors approved the issuance of warrants to an unrelated party to purchase 87,165 shares of the Company's common stock. Such warrants are exercisable at $1.26 per share. The warrants vest immediately upon issuance and expire within 4 years of issuance.

On August 15, 2012, the Board of Directors approved the issuance of warrants to a related party to purchase 38,205 shares of the Company’s common stock. Such warrants are exercisable at $1.89 per share. The warrants vest immediately upon issuance and expire on August 14, 2014.

On September 28, 2012, the Board of Directors approved the issuance of warrants to a stockholder to purchase 82,778 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 3 years of issuance.

F-17

Note 7. Stock Warrants and Options - Continued

On November 20, 2012, the Board of Directors approved the issuance of warrants to a stockholder to purchase 82,778 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 3 years of issuance

On January 16, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 24,833 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 3 years of issuance.

On January 16, 2013 the Board of Directors approved the issuance of warrants to a stockholder to purchase 1,862 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 3 years of issuance.

On January 29, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 49,667 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 3 years of issuance.

On March 19, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 33,111 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On June 7, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 49,667 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On June 28, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 49,667 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On June 30, 2013, the Board of Directors approved the issuance of warrants to several employees to purchase 115,612 shares in the aggregate of the Company’s common stock. Such warrants are exercisable at $.25 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On September 11, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 4,967 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On September 11, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 795 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On September 26, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 43,044 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On September 30, 2013, the Board of Directors approved the issuance of warrants to several employees to purchase 116,402 shares in the aggregate of the Company’s common stock. Such warrants are exercisable at $.25 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On October 16, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 6,622 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On October 29, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 33,111 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On November 8, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 29,800 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On November 8, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 4,768 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On November 13, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 24,833 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On December 17, 2013, the Board of Directors approved the issuance of warrants to a stockholder to purchase 66,222 shares of the Company’s common stock. Such warrants are exercisable at $2.01 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

On December 31, 2013 the Board of Directors approved the issuance of warrants to several employees to purchase 118,203 shares in the aggregate of the Company’s common stock. Such warrants are exercisable at $.25 per share. The warrants vest immediately upon issuance and expire within 5 years of issuance.

F-18

Note 7. Stock Warrants and Options - Continued

Following is a summary of the status of warrants and options during fiscal years 2013 and 2012:

			Weighted-Average
2013	Number of Shares		Exercise Price
	Warrants	Options	Warrants	Options
Outstanding
at December 31, 2012	2,704,725	3,754,800	$1.81	$1.18
Granted	773,187	-	1.21	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding
at December 31, 2013	3,477,912	3,754,800	$1.45	$.96

Exercisable
at December 31, 2013	3,477,912	3,754,800	$1.45	$.96

Weighted average fair value of
shares granted during 2013	$1.51	$-

			Weighted-Average
2012	Number of Shares		Exercise Price
	Warrants	Options	Warrants	Options
Outstanding at December 31, 2011	923,800	3,754,800	$1.81	$1.01
Granted	1,820,659	-	1.33	-
Exercised	(39,733)	-	.025	-
Forfeited	-	-	-	-
Outstanding at December 31, 2012	2,704,725	3,754,800	$1.51	$1.01

Exercisable at December 31, 2012	2,704,725	3,292,900	$1.51	$1.23

Weighted average fair value of shares granted during 2012	$1.16	$-

Following is a summary of nonvested shares as of December 31, 2013 and 2012 with changes during the year:

2013	Number of Shares
	Warrants	Options
Balance, December 31, 2012	-	461,900
Granted during the year	773,187	-
Vested during the year	(773,187)	(332,767)
Forfeited during the year	-	-

Balance, December 31, 2013	-	129,133

F-19

Note 7. Stock Warrants and Options - Continued

2012	Number of Shares
	Warrants	Options
Balance, December 31, 2011	-	794,667
Granted during the year	1,820,658	-
Vested during the year	(1,820,658)	(332,767)
Forfeited during the year	-	-

Balance, December 31, 2012	-	461,900

As of December 31, 2013 and 2012, there was $14,365 and $43,549, respectively of total unrecognized compensation cost related to nonvested share-based compensation arrangements, which is expected to be recognized over a weighted average period of 1 year.

The fair value of each warrant or option granted is estimated on the grant date using the Black Scholes model. The expected term of warrants and options issued during 2011 was based upon a reverse merger expected in fall of 2012 in which the options were expected to be cancelled and reissued subsequent to the merger and based on a reverse merger expected in spring 2013 for warrants and options issued during 2012. The risk-free interest rate was based upon the U.S. Treasury rate on the date of grant and ranged from .14% to .19% for instruments granted in 2012 and from ..14% to 1.72% for instruments granted in 2013. There is no active external or internal market for the Company's common shares. Thus, it was not possible to estimate the expected volatility of the Company's share price in estimating fair value of options and warrants granted. Accordingly, as a substitute for such volatility, the Company used the historical volatility of a small cap growth index fund, representing the business environment in which the Company operates. Volatility ranged from 9.4% to 21.1% for instruments granted in 2012 and from 6.3% to 23.2% for instruments granted in 2013. The expected dividend rate was zero for instruments granted in 2013 and 2012.

Compensation cost charged to operations was $476,325 and $28,773 for 2013 and 2012, respectively. There was no income tax benefit realized from share-based payment arrangements with employees and directors in 2013 and 2012 since the Company had a full valuation allowance on all deferred tax assets as of those dates.. During 2013 and 2012, there were no options or warrants exercised under share-based compensation arrangements.

Following is a summary of the status of options and warrants outstanding at December 31, 2013 and 2012:

2013
Warrants			Options
		Weighted-Average			Weighted-Average
Exercise		Remaining	Exercise		Remaining
Price	Number	Contractual Life	Price	Number	Contractual Life

$0.03	79,467	0.25	$1.13	2,801,200	7.21
0.03	39,733	0.63	0.25	546,333	7.96
2.52	566,200	5.44	1.13	407,267	7.96
1.13	99,333	5.44
1.26	99,333	2.97
1.26	99,333	3.10
1.26	39,733	3.11
1.26	1,390,667	1.27
1.26	87,165	2.28
1.89	38,205	0.62
2.01	1,862	2.04
2.01	795	4.70
2.01	4,768	4.86
2.01	82,778	1.74
2.01	82,778	2.89
2.01	49,667	2.08
2.01	33,111	4.21
2.01	49,667	4.44
2.01	24,833	2.04
2.01	4,967	4.70
2.01	29,800	4.86
2.01	49,667	4.49
2.01	43,044	4.74
2.01	6,622	4.79
2.01	33,111	4.83
2.01	24,833	4.87
2.01	66,222	4.96
0.25	115,612	4.50
0.25	116,402	4.75
0.25	118,203	5.00

F-20

Note 7. Stock Warrants and Options - Continued

2012
Warrants			Options
		Weighted-Average			Weighted-Average
Exercise		Remaining	Exercise		Remaining
Price	Number	Contractual Life	Price	Number	Contractual Life

$0.03	79,467	$1.25	$1.13	2,801,100	8.21
0.03	39,733	1.63	.25	546,333	8.96
2.52	566,200	6.44	1.13	407,267	8.96
1.13	99,333	6.44
1.26	99,333	3.97
1.26	99,333	4.10
1.26	39,733	4.11
1.26	1,390,667	2.27
1.26	87,165	3.28
1.89	38,205	1.62
2.01	82,778	2.74
2.01	82,778	2.89

Note 8. Operating Leases

The Company entered into a lease to rent office space located in Fort Worth, Texas, under an operating lease for $3,200 per month, which expired May 31, 2012 and was subsequently amended through January 31, 2017.
Under this amendment, the Company began making lease payments of $5,950 per month effective February 1, 2013. The Company also leases equipment for approximately $695 per month and incurred $81,536 and $45,920 under these lease agreements for the years ended December 31, 2013 and 2012, respectively.

The future minimum lease commitments under these leases are as follows:

2014	$79,745
2015	75,173
2016	71,400
2017	5,950

F-21

Note 9. Concentrations

Four and five customers comprised approximately 78% and 84% of total revenue during 2013 and 2012, respectively and one and two customers comprised 100% of accounts receivable at December 31, 2013 and 2012.

Note 10. License Agreement

During 2011, the Company entered into an exclusive license agreement to assemble, develop and manufacture any electric vehicle developed by the Company in the Asian territories, as defined by the agreement. The total purchase price received by the Company related to this agreement was $2,750,000.

Note 11. Joint Venture Agreement

The Company entered into a joint venture agreement during 2011 in which the Company is a party to the exclusive license agreement for the Asian Territories and has been assigned 49% ownership in this license agreement.

Note 12. Litigation

There are no material, pending legal proceedings that involve the Company. From time to time, the Company may be involved in legal actions in the ordinary course of its business. However, management does not believe that any such proceedings commenced through the date of these financial statements, individually or in the aggregate, will have a material adverse effect on the Company’s financial position.

F-22

Note 13. Subsequent Events

On January 06, 2014, we issued a convertible note payable to a stockholder, in the amount of $25,000. The note matures on January 06, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 8,278 shares of common stock at the rate of $2.01 per share. The warrants expire on January 06, 2019.

On January 10, 2014, we issued a convertible note payable to a stockholder, in the amount of $35,000. The note matures on January 10, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $.1.51 per share and has warrants attached for the purchase of 11,589 shares of common stock at the rate of $.2.01 per share. The warrants expire on January 10, 2019.

On January 17, 2014, we issued a convertible note payable to a stockholder, in the amount of $40,000. The note matures on January 17, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 13,245 shares of common stock at the rate of $2.01 per share. The warrants expire on January 17, 2019.

On January 27, 2014 the Company sold units consisting of 132,450 shares at a price of $1.51 per share and warrants to purchase 66,225 shares at an exercise price of $2.01 per share, for total consideration of $200,000. The warrants expire January 27, 2019.

On February 4, 2014, we issued a convertible note payable to a stockholder, in the amount of $120,000. The note matures on February 4, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 39,733 shares of common stock at the rate of $2.01 per share. The warrants expire on February 4, 2019.

On February 14, 2014, we issued a convertible note payable to a stockholder, in the amount of $150,000. The note matures on February 14, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 49,669 shares of common stock at the rate of $2.01 per share. The warrants expire on February 14, 2019.

On February 28, 2014, we issued a convertible note payable to a stockholder, in the amount of $130,000. The note matures on February 28, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 43,044 shares of common stock at the rate of $2.01 per share. The warrants expire on February 28, 2019.

On March 14, 2014, we issued a convertible note payable to a stockholder, in the amount of $80,000. The note matures on March 14, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 26,490 shares of common stock at the rate of $2.01 per share. The warrants expire on March 14, 2019.

On March 28, 2014, we issued a convertible note payable to a stockholder in the amount of $80,000. The note matures on March 28, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 26,490 shares of common stock at the rate of $2.01 per share. The warrants expire on March 28, 2019.

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Note 13. Subsequent Events - Continued

On April 4, 2014, we issued a convertible note payable to a stockholder, in the amount of $50,000. The note matures on April 4, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 16,556 shares of common stock at the rate of $2.01 per share. The warrants expire on April 4, 2019.

On April 4, 2014, the Company and the holder and stockholder of a $750,000 note dated April 1, 2012 executed a letter agreement pursuant to which they agreed that: (i) the maturity date of the Note was extended to be March 31, 2015 and (ii) all interest principal and interest due on the Note shall not be due and payable until March 31, 2015. In consideration for the extension granted by the holder, the Company will issue to the holder warrants to purchase 750,000 shares of Common Stock with an exercise price of $1.26 per share and an expiration date of March 31, 2019.

On April 10, 2014 James M. Hawes resigned from the Board of Directors of eFleets Corporation and from the Board of the Company’s wholly-owned subsidiary, Good Earth Energy Conservation, Inc.

On April 11, 2014, we issued a convertible note payable to a stockholder, in the amount of $70,000. The note matures on April 11, 2015 and accrues interest at the annual rate of 8%. The note can be converted into our common stock at the rate of $1.51 per share and has warrants attached for the purchase of 23,179 shares of common stock at the rate of $2.01 per share. The warrants expire on April 11, 2019.

On April 14, 2014, the Company and the holders of a series $1,750,000 notes dated April 1, 2012 executed a letter agreement pursuant to which they agreed that: all accrued interest due on the note and interest that will accrue going forward shall not be due and payable until October 1, 2014. In consideration for the extension granted by the holder, the Company will issue to the holder warrants to purchase 347,667 shares of Common Stock with an exercise price of $1.26 per share and an expiration date of March 31, 2019.

Note 14. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at December 31, 2013, a net loss and net cash used in operating activities for the year then ended, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and raise additional funds by way of a private or public offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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        Shares Common Stock

Warrants to Purchase         Shares Common Stock

PROSPECTUS

Aegis Capital Corp

Through and including       , 2014 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table provides information regarding the various actual and anticipated expenses (other than underwriting discounts) payable by us in connection with the issuance and distribution of the securities being registered hereby.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Nature of Expense	Amount
SEC registration fee		$995.97
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent’s fees and expenses			*
Printing and related fees			*
Miscellaneous			*
Total	$

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

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Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation and Bylaws

Pursuant to our Articles of Incorporation, each person who is or was or had agreed to become a director or officer of ours, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors, an officer, director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by us, in accordance with our Bylaws, to the fullest extent permitted from time to time by the N.R.S.

Our bylaws provide that every director, officer, or employee shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon such individual in connection with any proceeding to which he or she may be made a party, or in which he or she may become involved, by reason of being or having been a director, officer, employee or agent (or by serving or having served at our request as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or enterprise), or any settlement of such proceeding (except as described below). The bylaws further provide that we must provide such indemnification whether or not the indemnified person is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his or her duties. However, in the event of a settlement the indemnification to be provided pursuant to the bylaws shall apply only when our board of directors approves such settlement and reimbursement as being in our best interests.

In addition to the indemnification provisions described above, our bylaws also require us to provide to any person who is or was a director, officer, employee or agent of ours (or who is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise), the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law. Our bylaws further permit our board of directors, in their discretion, to direct the purchase of liability insurance.

Item 15. Recent Sales of Unregistered Securities

During the period from June 28, 2013 to April 12, 2014, we issued twelve unsecured convertible notes to Zeus Corp. for a total amount of $1,175,000 for a term of one year from the date on which each note was executed at 8% interest. In conjunction with those notes, Zeus Corp. also acquired warrants to purchase 389,055 shares of our Common Stock.

During the period from May, 2013 to June 30, 2013, we entered into three unsecured loan agreements with John Maguire and Advanced Microcontrols Incorporated (of which Greg Horne is CEO), for a total of $175,000 for a term of one year from the date on which each note was executed at 8% interest.

In connection with the Merger, on May 22, 2013, we issued an aggregate of 7,670,211 shares of our Common Stock to the former stockholders of Good Earth.

On April 1, 2012 we extended and modified a secured convertible promissory note owing to Zeus Corp. in the amount of $750,000 for a term of two years at 8% interest.

For the period from December 11, 2008 through May 31, 2009, we issued 596,000 shares of its common stock at $0.015 per share for a total of $8,940.

We relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1	Form of Underwriting Agreement(4)

2.1	Agreement of Merger and Plan of Reorganization by and between Numbeer, Inc., Numbeer Acquisition, Inc., and Good Earth Energy Conservation, Inc. dated as of May 22, 2013. (1)

3.1	Articles of Incorporation of eFleets Corporation(5)

3.2	Bylaws of eFleets Corporation (1)

3.3	Articles of Merger filed with the Secretary of State of Nevada on January 30, 2014 (in order to change name our name to eFleets Corporation) (6)

4.1	Note and Warrant Purchase Agreement by and among Good Earth Energy Conservation, Inc. and certain investors dated April 10, 2012; Amendment Number One to Note and Warrant Purchase Agreement dated September 30, 2012; sample of Secured Convertible Promissory Note (in the original principal amount of $1,000,000 payable to Fort Worth EV Investors, L.L.P.) dated April 10, 2012; form of Warrant Certificate; Warrant Agreement dated April 10, 2012; Amendment Number One to Warrant Agreement dated September 30, 3012; Security Agreement dated April 10, 2012; Equityholders Agreement dated April 10, 2012; and Registration Rights Agreement dated April 10, 2012. (1)

4.2	Consent and Waiver by certain holders of Good Earth Energy Conservation, Inc. convertible promissory notes and Fort Worth EV Investors L.L.C., as Agent for the noteholders dated May 22, 2013. (1)

4.3	Renewal, Extension and Modification of Secured Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to Zeus Corp. dated April 1, 2012; Convertible Promissory Note dated October 29, 2013; Security Agreement dated July 29, 2013. (1)

4.4	Consent and Waiver by Zeus Corp. dated May 22, 2013. (1)

4.5	Convertible Promissory Note issued by Good Earth Energy Conservation, Inc. payable to New September L.L.C. dated August 15, 2012 and related Warrant Certificate. (1)

4.6	Form of common stock certificate(4)

4.7	2013 Incentive Plan. (1)

5.1	Opinion of of Sichenzia Ross Friedman Ference LLP (4)

10.1	Exclusive License Agreement between Good Earth Energy Conservation, Inc. and Halewood Enterprises Limited dated September 9, 2011. (1)

10.2	Joint Venture Agreement between Good Earth Energy Conservation, Inc., Carens Pte Ltd, and Good Earth Energy Conservation (Asia) Pte Ltd dated September 9, 2011. (1)

10.3	Lease Agreement by and between Riverbend Properties, as landlord, and Good Earth Energy Conservation, Inc., as tenant, dated September 1, 2010; as amended by First Amendment to Lease Agreement dated December 15, 2011; as further amended by Second Amendment to Lease Agreement dated June 28, 2012; and as further amended by Third Amendment to Lease Agreement dated December 12, 3012. (1)

10.4	License Agreement by Good Earth Energy Conservation, Inc. and Robert C. Winkelman dated February 12, 2009; Amendment to License Agreement dated September 2, 2009; and Second Amendment to License Agreement dated December 14, 2009. (2)

10.5	Assignment Agreement by Good Earth Energy Conservation, Inc. and Greg Horne dated June 30, 2010, and Termination of Assignment Agreement dated January 1, 2013. (2)

II-3

10.6	Form of Dealer Agreement (2)

10.7	Form of Promissory Note by and between Good Earth Energy Conservation, Inc. and John Maguire, dated May 8, 2013(7)

10.8	Form of Promissory Note by and between Good Earth Energy Conservation, Inc. and Advanced Microcontrols, Inc.(7)

10.9	Form of Warrant Certificate issued to Zeus Corp.(7)

10.11	Security Agreement between Good Earth Energy Conservation, Inc. and Zeus Corp.(8)

10.12	Consent of Fort Worth Investors LLC (8)

16.1	Letter regarding change in certifying accountant from Li and Company, PC. (1)

21.1	Subsidiaries of the Company. (1)

23.1	Consent of Weaver and Tidwell, L.L.P. (3)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 23, 2013.

(2)	Incorporated by reference from our Current Report on Form 8-K/A (Amendment No. 1) filed with the Commission on July 23, 2013.

(3)	Filed herewith.

(4)	To be filed by amendment.

(5)	Incorporated by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 2008.

(6)	Incorporated by reference to our Current Report on Form 8-K filed with the Securities and exchange Commission on February 6, 2014.

(7)	Incorporated by Reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2014.

(8)	Incorporated by Reference to our Annual Report for the year ended December 31, 2013 on Form 10-K, filed with the Securities and Exchange Commission on April 16, 2014.

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Item 17. Undertakings

 (a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)          The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1), or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) for purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on May 2, 2014.

eFLEETS CORPORATION

By:	/s/ James R. Emmons
Name: James R. Emmons
Title: Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Emmons as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 193 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James R. Emmons	President, Chief Executive Officer, Chief Financial Officer, and Director	May 2, 2014
James R. Emmons

/s/ Greg Horne	Chief Technical Officer, Assistant Secretary, Director	May 2, 2014
Greg Horne

/s/ John Maguire	Secretary, Director	May 2, 2014
John Maguire

/s/ Robert S. Kretschmar	Director	May 2, 2014
Robert S. Kretschmar

/s/ Julian Stourton	Director	May 2, 2014
Julian Stourton